SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          AMERICAN EXPLORATION COMPANY
                (Name of Registrant as Specified in Its Charter)


    ________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
    (2)  Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4)  Proposed maximum aggregate value of transaction:
    (5)  Total Fee paid:

[X] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount previously paid:
    (2)  Form, Schedule or Registration Statement no.:
    (3)  Filing party:
    (4)  Date filed:

                               [GRAPHIC OMITTED]

                          AMERICAN EXPLORATION COMPANY

                                  May 10, 1995

Dear Fellow Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of American Exploration Company ("American") to be held at 10:00 a.m. on Tuesday, June 13, 1995 at The New York Helmsley Hotel, 212 E. 42nd Street, New York, New York.

    At the meeting, you will be asked to consider and vote upon (1) the election of nine directors; (2) the approval of a one-for-ten reverse stock split of American's Common Stock, $.05 par value per share (the "Common Stock"), a decrease in the number of authorized shares of Common Stock and the related amendment of American's Restated Certificate of Incorporation; (3) the approval of the 1994 American Exploration Company Stock Compensation Plan; (4) the approval of the appointment of American's independent public accountants; and
(5) such other business as may properly come before the meeting or any adjournment thereof.

    If you are a participant in American's Employee Stock Ownership Plan, this notice is being provided to you because you are entitled to vote the shares of Common Stock allocated to your account.

    We hope you will find it convenient to attend in person. Whether or not you expect to attend, to assure representation at the meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy in the return envelope provided.

    A copy of American's 1994 Annual Report to Stockholders is also enclosed.

                                              Sincerely,

                                              /s/ MARK ANDREWS
                                              Mark Andrews
                                              Chairman of the Board
                                               and Chief Executive Officer

                          AMERICAN EXPLORATION COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 13, 1995

TO THE STOCKHOLDERS OF
AMERICAN EXPLORATION COMPANY:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Exploration Company ("American") will be held at The New York Helmsley Hotel, 212 E. 42nd Street, New York, New York on Tuesday, June 13, 1995 at 10:00 a.m. for the following purposes:

    (1)    to elect nine members to the Board of Directors for the ensuing year;

    (2) to approve a one-for-ten reverse stock split of American's Common Stock, $.05 par value per share (the "Common Stock"), a decrease in the number of authorized shares of Common Stock and the related amendment of American's Restated Certificate of Incorporation;

    (3) to approve the proposed 1994 American Exploration Company Stock Compensation Plan;

    (4) to approve the appointment of Arthur Andersen LLP as independent public accountants of American for 1995; and

    (5) to transact such other business as may properly come before the meeting.

    American has fixed the close of business on April 20, 1995 as the record date for determining stockholders entitled to notice of, and to vote at, such meeting or any adjournment thereof.

    You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                              By Order of the
                                              Board of Directors

                                              /s/ T. FRANK MURPHY
                                              T. Frank Murphy
                                              Secretary
May 10, 1995
1331 Lamar
Houston, TX  77010-3088

                          AMERICAN EXPLORATION COMPANY

                                   1331 LAMAR
                            HOUSTON, TEXAS 77010-3088
                                 (713) 756-6000

                            ________________________

                                 PROXY STATEMENT
                            ________________________

    The accompanying proxy is solicited by the Board of Directors of American Exploration Company ("American" or the "Company"), a Delaware corporation, to be voted at the Annual Meeting of Stockholders of American to be held on Tuesday, June 13, 1995 (the "Annual Meeting"), at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and at any adjournment thereof.

    This proxy statement and the accompanying proxy card are being mailed to stockholders on or about May 12, 1995. In addition to the solicitation of proxies by mail, regular officers and employees of American may solicit the return of proxies by mail, telephone, telegram or personal contact. American will pay the cost of soliciting proxies in the accompanying form. American will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock. American has retained Morrow & Co. to perform solicitation services in connection with this proxy statement. For such services, Morrow & Co. will receive a fee of up to $10,000 and will be reimbursed for certain out-of-pocket expenses and indemnified against certain liabilities incurred in connection with this proxy solicitation.

    All references in this proxy statement to numbers of shares of the Common Stock, par value $.05 per share ("Common Stock"), of American refer to such numbers prior to giving effect to the proposed one-for-ten reverse stock split of the Common Stock described below under Proposal No. 2 (the "Reverse Stock Split"), unless otherwise indicated.

VOTING

    Holders of the Common Stock and the Depositary Shares ("Depositary Shares"), each representing a 1/200 interest in a share of $450 Cumulative Convertible Preferred Stock, Series C ("Convertible Preferred Stock") of American, as of April 20, 1995, the record date for determining persons entitled to notice of, and to vote at, the Annual Meeting, are entitled to vote on all matters at the Annual Meeting. Each share of Common Stock entitles the holder to one vote, and each Depositary Share entitles the holder to 16.667 votes (the number of shares of Common Stock into which a Depositary Share may be converted upon regular conversion at the current conversion price of $1.50 per share), on each matter submitted to a vote of the stockholders. The holders of shares representing a majority of the votes of the issued and outstanding stock and entitled to vote, present in person or represented by proxy, constitute a quorum for the meeting. As of March 31, 1995, American had outstanding and entitled to vote 118,144,275 shares of Common Stock and 800,000 Depositary Shares convertible into 13,333,333 shares of Common Stock.

    All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in the proxy, the shares represented thereby will be voted by the persons named in the proxy, to the extent applicable, (1) for the election as a director of each nominee listed herein; (2) for the Reverse Stock Split, a decrease in the number of authorized shares of Common Stock and the related amendment of American's Restated Certificate of Incorporation; (3) for the proposed 1994 American Exploration Company Stock Compensation Plan; (4) for the appointment of Arthur Andersen LLP as independent public accountants of American for 1995; and (5) in the discretion of such persons in connection with any other business that may properly come before the meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Secretary of American or by delivering a properly executed proxy bearing a later date. Proxies indicating stockholder abstentions will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter and, therefore, except in the case of director elections,

                                        1

will have the same effect as a vote against the matter. Shares represented by "broker non-votes" (I.E., shares held by brokers or nominees that are represented at a meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter and, with respect to the proposal to approve the Reverse Stock Split, the decrease in the number of authorized shares of Common Stock and the related amendment of American's Restated Certificate of Incorporation, will have the same effect as a vote against the matter and, with respect to the other proposals, will not be included for purposes of determining the aggregate voting power or number of votes cast at the Annual Meeting. A stockholder who attends the Annual Meeting may, if he or she wishes, vote by ballot at the Annual Meeting and such vote will cancel any proxy previously given. Attendance of the Annual Meeting will not in itself, however, constitute the revocation of a proxy.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

    Pursuant to American's previously announced plans to restructure its Board of Directors, the number of directors constituting the Board of Directors will be reduced to nine in connection with the Annual Meeting. Accordingly, three of American's current directors, Messrs. O. Donaldson Chapoton, John E. Justice, III and Mark Kavanagh are not standing for reelection.

    It is intended that the persons named below will be placed in nomination for election as directors at the Annual Meeting and that persons named in the proxy will vote in favor of such nominees unless authority to vote in the election of directors is withheld. The terms of office of the directors will be until the next annual meeting of stockholders and until their successors are elected and qualified. The persons named in the proxy may act with discretionary authority in the event any nominee should become unavailable for election, although management is not aware of any circumstances likely to render any nominee unavailable or unable to continue to serve. Each of the nominees is a current director of American. The affirmative vote of a plurality of the total votes cast is required for the election of directors.

                  NAMES AND BUSINESS EXPERIENCE OF THE NOMINEES

                                                                                          Director
Name                           Principal Occupation During Past Five Years         Age     Since
- ----                           -------------------------------------------         ---    --------
Mark Andrews                   Chairman of the Board and Chief Executive Officer   44      1980
                               of American (1)

Harry W. Colmery, Jr.          Vice President, Capital Guardian Trust Company      71      1990
                               of Los Angeles (2)

Irvin K. Culpepper, Jr.        Vice President, Kelso & Company, a merchant         46      1989
                               banking firm engaged in the leveraged buyout
                               business (3)

Walter J.P. Curley             Venture capital investments (4)                     72      1993

Phillip Frost, M.D.            Chairman of the Board and Chief Executive Officer   58      1983
                               of IVAX Corporation, a pharmaceutical, medical
                               diagnostic and specialty chemical company (5)

Peter G. Gerry                 Vice President of Court Square Capital Ltd. and     49      1983
                               Managing Director of Sycamore
                               Management Corporation (6)

H. Phipps Hoffstot, III        Private investor (7)                                38      1983

John H. Moore                  Petroleum consultant (8)                            69      1989

Peter P. Nitze                 Chairman of Nitze-Stagen & Company, Inc., a real    59      1983
                               estate and financial consulting firm (9)

                                        2
- ------------
(1)   Mr. Andrews is also a director of IVAX Corporation.

(2) Mr. Colmery has been Vice President of Capital Guardian Trust Company of Los Angeles since 1986.

(3) Mr. Culpepper joined Kelso & Company in 1988. From 1986 to 1988, he was Vice President in charge of Private Finance for New York Life Insurance Company. Mr. Culpepper is also a director of Pepper Co., Inc. and is a former director of the New York City Industrial Development Agency.

(4) Ambassador Curley was Ambassador to France from 1988 to 1992 and Ambassador to Ireland from 1974 to 1977. He is Principal of W.J.P. Curley, a venture capital company. After serving as Ambassador to France, Ambassador Curley was reappointed a director of American at the March 30, 1993 Board of Directors meeting. Prior to being appointed Ambassador to France, Ambassador Curley was a director of American from 1982 to 1988. Ambassador Curley is also a director of Sothebys Inc., an advisory director to Paribas International and Trustee of the Frick Collection in New York City. He is a former director of Fiduciary Trust International and Coflexip, S.A. (a French flexible pipe manufacturer).

(5) Dr. Frost has been Chairman of the Board and Chief Executive Officer of IVAX Corporation since March 1987 and President since 1991. He is the Vice Chairman of the Board of Directors of North American Vaccine, Inc. Dr. Frost was also Chairman of the Department of Dermatology of Mount Sinai Medical Center of Greater Miami from 1972 to 1990. He is also a director of Intercontinental Bank, NAPRO Therapeutics, Inc. and Whitman Medical Corp. Dr. Frost is a trustee of the University of Miami. He is also a governor of the American Stock Exchange.

(6) Mr. Gerry is also Chairman of Seven Up/RC Bottling Company of Southern California, Inc. and is a former President of Citicorp Venture Capital Ltd. and director of Pond Hill Homes, Ltd.

(7) Mr. Hoffstot is also Chief Financial Officer of subsidiaries of Pittsburgh History & Landmarks Foundation.

(8) Mr. Moore was Chairman of the Board and Chief Executive Officer of Ladd Petroleum Corporation from 1986 to 1988. He is also a director of First Interstate Bank of Denver and is a former director of General Atlantic Resources.

(9) Mr. Nitze is also a Chairman of Nitze, Stagen & Co., Inc. (New York and Washington).

COMPENSATION OF DIRECTORS

   Each director, other than Mr. Andrews, receives compensation of $2,000 per year for his services as a member of the Board of Directors. In addition, each director, other than Mr. Andrews, received $1,000 for each Board or Committee meeting attended and is reimbursed for certain expenses incurred in attending meetings of the Board of Directors and committees thereof.

BOARD ORGANIZATION AND MEETINGS

   The Board of Directors of American has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. During 1994, the Executive Committee was composed of Messrs. Andrews, Culpepper, Gerry, Moore and Nitze. The function of this Committee is to exercise all the powers and authority of the Board of Directors during the intervals between the meetings of the Board, except to the extent that such authority is limited by law. In 1994, the Executive Committee held five meetings.

   During 1994, the Audit Committee was composed of Messrs. Nitze, Gerry and Moore. Its function is to recommend to the Board of Directors the independent public accountants to be employed by American; to confer with the independent public accountants concerning the scope of their audit and, on completion of their audit, to review the accountants' findings and recommendations; and to review the adequacy of American's system of internal accounting controls. In 1994, the Audit Committee held three meetings.

   During 1994, the Compensation Committee was composed of Messrs. Culpepper and Hoffstot and Ambassador Curley. The Committee's duties are to approve the compensation of the officers of the Company; review the Company's salary administration policies; review the Company's 1983 Stock Compensation Plan (the "1983 Plan"), Employee Stock Ownership Plan ("ESOP"), 401(k) Plan, Phantom Stock Plan ("Phantom Plan") and other compensation plans; select trustees and administrators for such plans; and, to the extent not otherwise delegated by the Board or Executive Committee, grant bonuses, options and benefits under such plans and otherwise approve individual transactions between the Company and officers or prospective officers that significantly affect the officers' benefits or compensation. In 1994, the Compensation Committee held nine meetings.

   During 1994, the Nominating Committee was composed of Messrs. Nitze, Andrews and Chapoton. This Committee is responsible for recommending to the Board of Directors the nominees for election as directors at the Annual Meeting. The Committee will accept recommendations of nominees for election as directors from stockholders if such recommendations are received by the Secretary in a timely fashion. In 1994, the Nominating Committee acted once by unanimous written consent.

   During 1994, the Board of Directors held twelve meetings. No director holding office during 1994, except Messrs. Colmery and Kavanagh, attended less than seventy-five percent of the aggregate number of meetings of the Board of Directors and of all committees of which he was a member.

PRINCIPAL SECURITY HOLDERS

   The following table sets forth certain information with respect to the only persons known by American, based on statements filed by such persons pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "34 Act"), to own beneficially in excess of 5% of the Common Stock as of March 31, 1995.
                                                  Number           Percent of
Name and Address of Beneficial Owner            of Shares          Class (1)
- ---------------------------------------         ---------          ----------

General Electric Pension Trust                19,955,596 (2)          16.4
3003 Summer Street
Stamford, Connecticut 06904

New York Life Insurance Company               11,481,965 (3)           9.6
51 Madison Avenue
New York, New York  10010

Snyder Oil Corporation                         9,161,394               7.8
777 Main Street, Suite 2500
Fort Worth, Texas  76102

Massachusetts Mutual Life                      8,421,823 (4)           7.0
  Insurance Company
1295 State Street
Springfield, Massachusetts  01111

UNUM Corporation                               7,994,391 (5)           6.8
2211 Congress Street
Portland, Maine  04122

- ------------

(1) Pursuant to Rule 13d-3(d)(1) under the 34 Act, the table includes shares of Common Stock that can be acquired through the exercise of options, warrants or convertible securities within 60 days. The percent of the class owned by each such person has been computed assuming the exercise of all such options, warrants and convertible securities deemed to be beneficially owned by such person, and assuming that no options, warrants or convertible securities held by any other person have been exercised.

(2) Includes 3,333,333 shares issuable upon conversion of Convertible Preferred Stock represented by 200,000 Depositary Shares.

(3) Includes 1,666,667 shares issuable upon conversion of Convertible Preferred Stock represented by 100,000 Depositary Shares.

(4) Includes 6,295,000 shares of Common Stock and 2,126,823 shares issuable upon exercise of warrants to purchase Common Stock.

(5) Based upon a Schedule 13G, as amended, filed by UNUM Corporation with the Securities and Exchange Commission (the "SEC").

SECURITY OWNERSHIP OF MANAGEMENT

    The table below sets forth information concerning the shares of Common Stock beneficially owned, as of March 31, 1995, by each director, the Chief Executive Officer and the four other most highly compensated officers who were serving at the end of American's last fiscal year. Pursuant to Rule 13d-3(d)(1) under the 34 Act, the table includes shares of Common Stock that can be acquired through the exercise of options, warrants or convertible securities within 60 days. The percent of the class owned by each such person has been computed assuming the exercise of all such options, warrants and convertible securities deemed to be beneficially owned by such person, and assuming that no options, warrants or convertible securities held by any other person have been exercised. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name.

                                            Number of Shares          Percent
                                            of Common Stock           of Class
                                            ----------------          --------

Mark Andrews..........................        2,463,203 (1)              2.1
O. Donaldson Chapoton.................           53,351                    *
Harry W. Colmery, Jr..................           65,569                    *
Irvin K. Culpepper, Jr................               --                    *
Walter J.P. Curley....................          110,000                    *
Phillip Frost, M.D....................        2,219,469 (2)              1.9
Peter G. Gerry........................           11,250                    *
H. Phipps Hoffstot, III...............          573,086 (3)                *
John E. Justice, III..................           38,771                    *
Mark Kavanagh.........................          213,333 (4)                *
John H. Moore.........................           25,305                    *
Peter P. Nitze........................          395,087 (5)                *
John M. Hogan.........................          311,699 (6)                *
Harold M. Korell......................          360,084 (7)                *
Robert R. McBride, Jr.................          105,653 (8)                *
Steven L. Mueller.....................          111,337 (9)                *

All directors and executive officers
 as a group (19 persons)..............        7,505,744(10)              6.3

- ------------
  *   Less than one percent

 (1) Includes 519,480 shares held directly or indirectly by Mr. Andrews' children and a company of which Mr. Andrews' wife is a principal shareholder and a director, and as to which shares he disclaims beneficial ownership. Also includes 327,500 shares issuable upon exercise of stock options, 28,908 shares allocated to Mr. Andrews under the ESOP and 13,302 shares allocated to Mr. Andrews under the 401(k) Plan.

(2)   Includes 40,000 Depositary Shares.

(3) Includes 408,086 shares over which Mr. Hoffstot shares investment and voting power and as to which shares he disclaims beneficial ownership.

(4) These shares are owned by Kavex Limited, of which Mr. Kavanagh is Managing Director. Mr. Kavanagh shares investment and voting power over all such shares, but disclaims beneficial ownership over 170,666 of such shares.

(5) Includes 288,420 shares owned by general partnerships of which Mr. Nitze is a general partner and over which he shares voting and investment power and 4,000 Depositary Shares.

(6) Includes 132,500 shares issuable upon exercise of stock options, 1,964 shares allocated to Mr. Hogan under the ESOP and 2,860 shares allocated to Mr. Hogan under the 401(k) Plan.

(7) Includes 1,000 Depositary Shares, 162,500 shares issuable upon exercise of stock options, 3,709 shares allocated to Mr. Korell under the ESOP and 2,834 shares allocated to Mr. Korell under the 401(k) Plan.

(8) Includes 42,500 shares issuable upon exercise of stock options, 2,103 shares allocated to Mr. McBride under the ESOP and 2,925 shares allocated to Mr. McBride under the 401(k) Plan.

(9) Includes 42,500 shares issuable upon exercise of stock options, 35 shares allocated to Mr. Mueller under the ESOP and 10,677 shares allocated to Mr. Mueller under the 401(k) Plan.

(10) These shares include, for all executive officers other than the Chief Executive Officer and the four other most highly compensated officers, 246,155 shares issuable upon exercise of stock options, 18,249 shares allocated under the ESOP and 20,778 shares allocated to officers and directors under the 401(k) Plan.


PROPOSAL TO APPROVE THE REVERSE STOCK SPLIT, A DECREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND THE RELATED AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION (PROPOSAL NO. 2)

REASONS FOR THE REVERSE STOCK SPLIT AND REDUCTION IN NUMBER OF AUTHORIZED SHARES

    Subject to stockholder approval, the Board of Directors of American has approved, and recommends to the stockholders, an amendment to American's Restated Certificate of Incorporation to (i) reconstitute each outstanding share of Common Stock into one-tenth of one share of Common Stock and (ii) reduce the number of authorized shares of Common Stock from 200,000,000 to 50,000,000. As of March 31, 1995, there were 118,144,275 shares of Common Stock issued and outstanding. Accordingly, upon the effectiveness of the Reverse Stock Split (assuming no additional shares of Common Stock are issued from such date through the date of effectiveness), there would be approximately 11,814,428 shares of Common Stock outstanding.

    The Board of Directors believes that the current price of American's Common Stock (recently at or below $1.00 per share) impairs an efficient market in the Company's stock. This is due to several factors that impact lower priced stocks such as the American Common Stock including (1) a reluctance among certain institutions to invest in low priced securities, (2) internal restrictions imposed by many securities firms on the solicitation of orders of low priced stocks by stockbrokers, (3) ineligibility of American's Common Stock for margin loans due to its low share price, (4) a reluctance among analysts to write research reports on low priced stocks due to the preceding factors and (5) high transaction costs relative to share price due to the prevailing rule that commissions charged on the purchase and sale of stock, as a percentage of share price, are higher on lower priced stocks.

    The Board of Directors believes that a Reverse Stock Split will have the effect of increasing the market price per share of the Common Stock and that such increase may, over time, alleviate some or all of the factors noted above and lead to a more efficient market in the Company's Common Stock. However, there can be no assurance as to the amount of increase in the market price per share or whether the factors discussed above will be alleviated. Stockholders should also be aware that the Reverse Stock Split may result in a decrease in the trading volume of the Common Stock due to the decrease in the number of outstanding shares.

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

    The rights of holders of Common Stock with respect to voting, dividends and other matters will not be affected by the Reverse Stock Split. However, because the Reverse Stock Split will reduce by approximately ninety percent the number of issued and outstanding shares of Common Stock without changing the par value of such stock, the Reverse Stock Split will result in a reclassification of $5,316,492 from Common Stock to additional Paid in Capital on the Company's balance sheet.

    On March 31, 1995, there were 5,249 holders of record, excluding shares held by approximately 11,500 nominees of Common Stock. Accordingly, assuming that the numbers of such holders immediately prior to the effectiveness of the Reverse Stock Split will be equivalent to the number of such holders on March 31, 1995, there would be 5,059 holders of record of American's Common Stock immediately following the effectiveness of the Reverse Stock Split as a result of the cash payment in lieu of the issuance of fractional shares to holders of fewer than ten shares of Common Stock immediately prior to the Reverse Stock Split. See "- Procedures; Implementation" below.

    If the Reverse Stock Split is approved by the stockholders and implemented, the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and upon exercise of outstanding warrants and options of the Company will be adjusted accordingly.

REDUCTION IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    American is currently authorized to issue 200,000,000 shares of Common Stock. In connection with the Reverse Stock Split, the Board of Directors believes that it is appropriate to reduce the number of authorized shares of Common Stock from 200,000,000 to 50,000,000. Because there would be approximately 11,814,428 shares of Common Stock outstanding after giving effect to the Reverse Stock Split, with an authorized number of shares of Common Stock of 50,000,000, American would still be able to issue a substantial number of additional shares of Common Stock without further stockholder approval. Although the Board of Directors does not have any present plans to issue additional shares of Common Stock (except in connection with the exercise of outstanding options, warrants and other similar rights or in connection with such rights as may be granted to employees under any compensation plan from time to time), the Board believes it is desirable to have additional authorized but unissued Common Stock to provide flexibility to act promptly with respect to acquisitions, public and private financing and other appropriate purposes. Such availability will eliminate the delays and expense that otherwise might be incurred if stockholder approval were required for certain transactions involving the issuance of securities.

PROCEDURES; IMPLEMENTATION

    If the proposal relating to the Reverse Stock Split and the reduction in the number of authorized shares of Common Stock is approved by the stockholders, the Reverse Stock Split and reduction in the number of authorized shares of Common Stock will become effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation of the Company with the Delaware Secretary of State. If the proposal is approved, the Board of Directors intends to cause the Certificate of Amendment to be filed as soon as practicable after the date of the Annual Meeting.

    Upon the effectiveness of the proposed amendment, the Reverse Stock Split will occur without any further action on the part of stockholders and without regard to the date or dates on which stock certificates are physically surrendered in exchange for certificates representing the number of shares of Common Stock such stockholders are entitled to receive as a consequence of the Reverse Stock Split. As soon as practicable after the effectiveness of the Reverse Stock Split, transmittal letters will be mailed to each record holder of Common Stock to be used in forwarding their certificates for surrender and exchange for certificates representing the whole number of shares of Common Stock such stockholders are entitled to receive as a result of the Reverse Stock Split. As provided in the proposed amendment, fractional shares will not be issued in connection with the Reverse Stock Split and the Company will make a cash payment in lieu thereof equal to the fair market value of such fractional shares, as determined by the Board of Directors based upon the average closing price of the Common Stock on the American Stock Exchange for the 10 trading days preceding the Reverse Stock Split.

    American estimates that payments for fractional shares resulting from the Reverse Stock Split will aggregate, at a maximum, $150,000 and likely will aggregate significantly less than such amount. American intends to use cash on hand for such purpose.
                                        7
RECOMMENDATION

    The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by holders of the outstanding shares of Common Stock and the outstanding shares of Convertible Preferred Stock (represented by the Depositary Shares), voting as a single class, and the affirmative vote of a majority of the votes entitled to be cast by such holders of outstanding shares of Common Stock, voting separately as a class, are required to approve the proposal relating to the Reverse Stock Split, the reduction in the number of authorized shares of Common Stock and the related amendment of American's Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE REVERSE STOCK SPLIT, THE REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND THE RELATED AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION (PROPOSAL NO. 2)

CERTAIN PROVISIONS THAT COULD HAVE ANTITAKEOVER EFFECTS

      The Company does not view the proposal relating to the Reverse Stock Split and the reduction in the number of authorized shares of Common Stock as an antitakeover device. Nevertheless, if such proposal is approved by the stockholders, the availability of authorized securities for issuance in the future without stockholder approval could have the effect of creating voting impediments to, or of frustrating, persons seeking to effect a merger with, make a tender offer for or otherwise gain control of the Company or make changes in management of the Company. Further, certain terms of American's preferred stock, the Convertible Preferred Stock, the rights issued by American in 1993 and certain provisions of Delaware law and the Company's Bylaws could also have antitakeover effects.

COMMON STOCK

      After giving effect to the proposal relating to the Reverse Stock Split and the reduction in the number of authorized shares of Common Stock, the Company would be authorized to issue 50,000,000 shares of Common Stock, of which approximately 11,814,428 shares would be outstanding, an aggregate of approximately 1,754,970 shares would be reserved for issuance upon exercise of outstanding options and warrants and an aggregate of approximately 1,777,778 shares would be reserved for issuance upon conversion of the Convertible Preferred Stock. As a result, American would be able to issue a substantial number of shares of Common Stock without stockholder approval. Rules of the American Stock Exchange, on which American's stock is listed, currently require stockholder approval of the issuance of stock by listed corporations in certain circumstances, including the issuance of shares equal to twenty percent or more of the then outstanding shares for a price less than the greater of the then market value or book value of such shares. Holders of American's shares do not have preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock.

PREFERRED STOCK

      The Company's Restated Certificate of Incorporation authorizes the Company to issue, without any action on the part of its stockholders, an aggregate of 100,000 shares of preferred stock, par value $1.00 per share. The Board of Directors has authority to divide such preferred stock into one or more series and has broad authority to fix and determine the relative rights and preferences, including the voting rights, of the shares of each such series. As of March 31, 1995, there were 4,000 shares of Preferred Stock outstanding and an aggregate of 85,000 shares of preferred stock of the Company reserved for issuance upon exercise of the Rights described below under " -- Stockholder Rights Plan." The 11,000 shares of preferred stock that are unreserved may be issued by the Board of Directors upon terms and conditions that are believed to be in the best interests of the Company and its stockholders. Such shares could be issued without stockholder approval with larger liquidation preferences per share in conjunction with depositary shares, the effect of which would be comparable to an issuance of a larger number of shares of preferred stock with a lower liquidation preference per share, thereby effectively permitting the issuance of a number of depositary shares greater than the 11,000 shares of preferred stock authorized and unreserved.

                                        8
CONVERTIBLE PREFERRED STOCK

      The Convertible Preferred Stock is convertible, in whole or in part, at the option of the holder at any time, unless previously redeemed, into shares of Common Stock at a regular conversion price of $1.50 per share of Common Stock (equivalent to a conversion rate of 16.667 shares of Common Stock per Depositary Share), subject to adjustment in certain circumstances. A special conversion right permits the conversion by a holder of all of the holder's Convertible Preferred Stock at the "special conversion price" upon the occurrence of a "change of control" or a "fundamental change" with respect to American when the market price of the Common Stock is below the ordinary conversion price. As defined, a "change of control" will be deemed to occur the first time any person or group becomes obligated to file a report on Schedule 13D or 14D-1 under the 34 Act disclosing that such person or group has become the beneficial owner of either (i) more than 50% of the shares of Common Stock then outstanding or (ii) securities representing more than 50% of the combined voting power of all voting stock of American then outstanding. A "fundamental change" is, generally, a sale of all or substantially all of the Company's assets or a transaction in which at least 66 2/3% of the outstanding shares of Common Stock is transferred for, or is converted into, any other asset. The "special conversion price" means the higher of $1.125 per share of Common Stock (as adjusted) and the market value of the Common Stock at the time of the special conversion, determined based on the average last reported sales prices of the Common Stock for the five business days ending on the last business day preceding the date of the change of control or a fundamental change. A holder exercising the special conversion right would receive Common Stock if a change of control occurs and, if a fundamental change occurs, would receive the same consideration received for the number of shares of Common Stock into which the holder's Convertible Preferred Stock would have been convertible at the special conversion price. In the event of a change of control or fundamental change (as defined above) in connection with which the holders of Common Stock would be entitled to receive less than $1.50 per share, the conversion price of the Convertible Preferred Stock would be reduced downward to the amount holders of Common Stock would be entitled to receive, subject to a floor of $1.125.

STOCKHOLDER RIGHTS PLAN

      In 1993, the Board of Directors of the Company declared a distribution of one right ("Right") for each outstanding share of Common Stock and for each share of Common Stock issued by the Company (including shares issued upon conversion of the Convertible Preferred Stock) thereafter and prior to the Distribution Date (as described below). Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share (a "Unit") of Series B Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), at a purchase price of $7.50 per Unit, subject to adjustment (the "Purchase Price").

      Initially, a Right will attach to each certificate representing a share of outstanding Common Stock, and no separate certificates for the Rights ("Rights Certificates") will be distributed. Each Right will separate from the Common Stock and a "Distribution Date" will occur upon the earlier of (i) ten business days following a public announcement that a person (as such term is defined in the Rights Agreement between the Company and Society National Bank, dated September 28, 1993, as amended to date (the "Rights Agreement")) or group of affiliated or associated persons (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or such subsidiary or, under certain circumstances, certain investors in certain oil and gas programs established by the Company by virtue of their exchange of interests in such programs for Common Stock) (an "Acquiring Person") has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the then-outstanding shares of Common Stock (the date of the announcement being the "Stock Acquisition Date"), and (ii) ten business days (or such later date as may be determined by action of the Board of Directors before any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of the then-outstanding shares of Common Stock. The Rights are not exercisable until the Distribution Date and will expire at the close of business on the tenth anniversary of the Rights Agreement, unless earlier redeemed by the Company as described below.

      In the event that (i) the Company is the surviving corporation in a merger with an Acquiring Person and shares of Common Stock remain outstanding, (ii) a person becomes the beneficial owner of 15% or more of the then-outstanding shares of Common Stock, other than certain investors in certain oil and gas programs established by the Company, (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement or (iv) during such time as there is an Acquiring Person, an event occurs that results in such Acquiring Person's ownership interest being increased by more than 1% (E.G., by means of a reverse stock
                                        9

split or recapitalization), then, in each such case, each holder of a Right will thereafter have the right to receive, upon exercise, Units of Series B Preferred Stock (or, in certain circumstances, Common Stock, cash, property or other securities of the Company) having a value equal to two times the amount payable upon exercise of the Right. The amount payable upon exercise is the then current Purchase Price multiplied by the number of Units of Series B Preferred Stock issuable upon exercise of a Right prior to the events described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or were (under certain circumstances specified in the Rights Agreement), beneficially owned by any Acquiring Person will be null and void.

      In the event that at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction and the Company is not the surviving corporation (other than a merger described in the preceding paragraph), (ii) any person consolidates or merges with the Company and all or part of the Common Stock is converted or exchanged for securities, cash or property of any other Person or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as described above) will thereafter have the right to receive, upon exercise, Common Stock of the Acquiring Person having a value equal to two times the amount payable upon exercise of the Right.

      The amount payable, and the number of Units of Series B Preferred Stock issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution upon the occurrence of certain events. At any time until ten business days following the Stock Acquisition Date, a majority of the Independent Directors (as such term is defined in the Rights Agreement) may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment upon the occurrence of certain events (the "Redemption Price"), payable, at the election of such majority of the Independent Directors, in cash or shares of Common Stock. Immediately upon the action of a majority of Independent Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

      The Units of Series B Preferred Stock that may be acquired upon exercise of the Rights will be nonredeemable and subordinate to any other shares of preferred stock that may be issued by the Company. Each Unit of Series B Preferred Stock will have a minimum preferential quarterly dividend of $0.01 per Unit or any higher per share dividend declared on the Common Stock. The holder of each Unit of Series B Preferred Stock will be entitled to one vote for each Unit held, voting together with the Common Stock. The holders of Units of Series B Preferred Stock, voting as a separate class, will be entitled to elect two directors if dividends on the Series B Preferred Stock are in arrears for six fiscal quarters. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Unit of Series B Preferred Stock will be entitled to receive the per share amount paid in respect of each share of Common Stock. In the event of liquidation, the holder of a Unit of Series B Preferred Stock will receive a preferred liquidation payment equal to the greater of $0.10 per Unit plus accrued and unpaid dividends and the per share amount paid in respect of a share of Common Stock. Certain rights of the holders of the Units of Series B Preferred Stock, including voting rights, rights upon liquidation and rights upon merger, consolidation or other transactions in which shares of Common Stock are exchanged, are subject to adjustment upon the occurrence of certain events.

PROVISIONS OF AMERICAN'S BYLAWS

      Certain provisions of American's Bylaws establish time periods during which appropriate stockholder proposals must be delivered to American for consideration at special and annual meetings called by American. In addition, the Bylaws provide, among other things, that (i) only the Board of Directors may call special meetings of stockholders, (ii) stockholders making nominations for the Board of Directors at, or bringing other business before, an annual meeting of stockholders must provide timely written notice to the Company thereof (timely notice being required to be no later than 60 days before the first anniversary of the preceding year's annual meeting or, in the event the date of an annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, no later than 60 days before the date of such annual meeting or 10 days following the day on which the date of such meeting is publicly announced) and (iii) stockholders making nominations for the Board of Directors at a special meeting of stockholders must provide timely written notice to the Company thereof (timely notice being required to be no later than 60 days before such special meeting or 10 days following the day on which the date of such special meeting is publicly announced).

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

      The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date, either the business combination or such transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock or (iii) on or after such date, the business combination is approved by the board and by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's outstanding voting stock.

PROPOSAL TO APPROVE THE 1994 AMERICAN EXPLORATION COMPANY STOCK COMPENSATION PLAN (PROPOSAL NO. 3)

PURPOSE AND BACKGROUND

    The Board of Directors adopted the 1994 American Exploration Company Stock Compensation Plan (the "1994 Plan"), effective as of November 1, 1994, subject to the approval of the stockholders. The summary of the 1994 Plan provision is contained below is qualified in its entirety by reference to the actual provisions of the 1994 Plan attached to the proxy statement as Appendix A, and the terms capitalized, but not otherwise defined herein, shall have the meanings assigned to them in the 1994 Plan.

    The Compensation Committee of the Board of Directors of American (the "Committee") is responsible for the granting of awards under, and the administration of, the 1994 Plan. No member of the Committee will be eligible to receive awards or grants under the 1994 Plan, other than Formula Grants as described below.

    In 1983, the Board of Directors adopted the 1983 Plan which, as amended from time to time, allowed American to issue up to 5,000,000 shares of Common Stock or share equivalents pursuant to qualified and/or nonqualified options, performance shares and restricted shares granted. Through March 1995, options to purchase 2,745,051 shares of Common Stock, and 797,250 shares of Restricted Common Stock, had been granted. In addition, under the 1983 Plan, Incentive Stock Options may not be granted after September 19, 1993. The Compensation Committee, in consultation with its independent compensation consultants, has reviewed the Company's compensation arrangements and determined to recommend adoption of the 1994 Plan in order to permit the Company to maintain compensation arrangements which are consistent with companies comparable to American. Based upon the Compensation Committee's independent consultant's statistical surveys, the adoption of the 1994 Plan will permit the Company to maintain long-term compensation incentives at competitive levels. If approved by the stockholders, the 1994 Plan will provide for the issuance of 9,000,000 shares of Common Stock (or share equivalents) and the 1983 Plan will provide for the issuance of 5,000,000 shares of Common Stock (or share equivalents) for a total of 14,000,000 shares of Common Stock, including shares previously issued under the 1983 Plan, or approximately 12% of the issued and outstanding shares of Common Stock as of March 31, 1995. As of May 5, 1995, the closing price of a share of the Common Stock on the American Stock Exchange was $1.0625.

    The purpose of the 1994 Plan is similar to the purpose of the original 1983 Plan, which is to advance and promote the interests of American by encouraging and enabling officers and other employees of the Company to acquire shares of Common Stock and by providing for monetary payments to such employees based in part on the value of such shares. Accordingly, the 1994 Plan is intended as a further means not only of attracting and retaining outstanding employees, but also of promoting a closer identity of interests between the Company's employees and its stockholders. The total number of employees of the Company eligible to participate in the 1994 Plan is approximately 200. In addition, non-employee Directors at the time of approval of the 1994 Plan by stockholders, numbering eight, will participate.

    STOCK OPTIONS. Incentive Stock Options and Nonqualified Stock Options to purchase Common Stock (the "Options") granted under the 1994 Plan will be evidenced by agreements containing the terms and conditions to which the Options are subject. An Option Agreement specifies the period for which each Option is granted. The Committee may extend such period, except that in the case of an Incentive Stock Option, such period, including any extensions, may not exceed ten years. The 1994 Plan does not impose any limit on the maximum option period the Committee may prescribe for Nonqualified Stock Options.

    The purchase price per share under any Option shall be determined by the Compensation Committee at the time such Option is granted, and shall not be less than the fair market value (but in no event less than the par value) of the Common Stock (or, in certain cases, 110 percent of such fair market value in the case of a grantee holding ten percent or more of the voting shares of the Company) on the date the Option is granted, as determined by the Compensation Committee. The purchase price of the shares as to which an Option is exercised is payable to American in cash at the time of exercise, in stock (by delivering Common Stock already owned by the Participant, or to which a Participant would be entitled, having a total fair market value on the date of delivery equal to the purchase price) or by delivering a combination of cash and Common Stock.

    If a Participant's employment terminates for any reason other than death, disability or retirement, all rights to exercise Incentive Stock Options terminate three months after termination of employment; provided, however, in such circumstances, all rights to exercise Incentive Stock Options shall not exceed ten years from the date of grant. If a Participant owns stock representing more than ten percent of the voting power of all classes of stock of the Company, all rights to exercise Incentive Stock Options shall not exceed five years from the date of grant of such Option and the option price shall be at least 110 percent of the fair market value (as of the time of grant) of the Common Stock subject to the Option. The period after termination of employment within which any Option can be exercised may be extended by the Committee.

    No Participant shall have any rights as a stockholder with respect to any shares subject to an Option prior to the date of issuance to the Participant of such shares.

    To the extent required by Section 422(d) of the Internal Revenue Code of 1986, as amended, the aggregate fair market value (determined as of the time the Option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

    The Committee may determine at the time of grant or thereafter that an Option Agreement may provide Stock Appreciation Rights which entitle the Participant to elect to cancel all or any portion of any such Option then subject to exercise; provided, however, that, with respect to individuals subject to SEC Rule 16b-3, such cancellation shall be permitted only during the period beginning on the third business day following the date of release by the Company of the financial data specified in SEC Rule 16b-3(e)(1)(ii) and ending on the twelfth business day following such date. In the case of an Incentive Stock Option, such right shall not be granted after the time of grant of such Option.

    Each year, each non-employee Director shall receive a Formula Grant of a Nonqualified Stock Option, which shall be fully exercisable immediately, with respect to 25,000 shares of Common Stock in the first year of service during the year the 1994 Plan is approved by stockholders and 5,000 shares of Common Stock for each year thereafter.

    The Committee may permit the voluntary surrender of all or any portion of any Option granted under the 1994 Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares as the Option surrendered or require such surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable in accordance with the terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the 1994 Plan without regard to the option price, exercise period, or any other terms and conditions of the Option surrendered.

    The grant of a Nonqualified Stock Option has no federal income tax consequences to the Participant or American. Generally, at the time the Participant exercises a Nonqualified Stock Option, an amount equal to the excess of the fair market value of the stock on the date of exercise over the purchase price will be treated as ordinary income for federal income tax purposes. Any cash and the fair market value of any shares received upon the cancellation of Options also will be treated as ordinary income. American generally will be entitled to a deduction at the same time as the Participant realizes such income and in the same amount. At the time of the sale or exchange of any shares acquired upon exercise of a Nonqualified Stock Option or upon cancellation of any Option, the Participant will recognize capital gain or loss.

    If the shares acquired upon the exercise of an Incentive Stock Option are not disposed of within two years from the date the Option was granted, or one year from the date the Option was exercised, American will receive no deduction either upon the grant or the exercise of the Option, or upon a subsequent sale of the shares by the Participant. The Participant will realize no income for tax purposes at the time of either the grant or the exercise of the Option. Instead, the Participant will realize income (or loss) only upon his or her subsequent sale of the Option shares, and the Participant's income, in the amount of any excess of the sale price over the Option exercise price, will be taxed as long-term capital gain. If, however, the shares are disposed of within either of the two periods mentioned above, a "disqualifying disposition," the tax treatment of American and the Participant will be essentially as described above for Nonqualified Stock Options.

    RESTRICTED STOCK. The Committee shall impose such conditions on the receipt of, or take such actions in connection with the making of, any Award of Restricted Common Stock as the Committee, with the advice of counsel, deems appropriate to ensure that lawful and adequate consideration is received by the Company for the issuance of the Restricted Common Stock included in such Award, including without limitation imposing a requirement that a Participant pay to the Company in cash an amount equal to the aggregate par value of the Restricted Common Stock to be received or causing an Award of Restricted Common Stock to be made in part for consideration consisting of services previously rendered by a Participant to the Company having a value equal to the aggregate par value of such Restricted Common Stock. If the Committee imposes any such condition or takes any such action with respect to any Award, it may also, in its discretion, provide that in the event of the forfeiture of all or a portion of the Restricted Common Stock included in such Award, the Participant will receive reimbursement of or other credit for any consideration which such Participant pays or is deemed to have paid for such Restricted Common Stock at or prior to the receipt of such Award. Except as restricted, each Participant shall have all of the rights and privileges of a stockholder of the Company as to his or her Restricted Common Stock, including the right to receive any cash dividends declared with respect to such stock and to direct the Escrow Agent as to the exercise of voting rights. Additionally, the Committee shall have the authority to modify or remove any or all of such Restrictions whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date hereof, such action is appropriate. Awards of Restricted Common Stock are limited to 5,000,000 shares of Common Stock under the 1994 Plan.

    The Committee shall establish a schedule according to which the Restricted Common Stock shall vest and the Restricted Period shall end. Subject to accelerated vesting upon a Change in Control or upon a termination of employment because of retirement, disability or death or otherwise at the discretion of the Committee, at the expiration of the Restricted Period, and subject to the satisfaction of the Company's obligations to withhold taxes, a stock certificate evidencing Common Stock with respect to which the Restricted Period has expired (to the nearest full share) shall be delivered out of escrow to the Participant, or the legal representative of such Participant, free of the Restrictions and forfeiture conditions. Except in the case of retirement, disability or death, or as otherwise determined by the Committee, upon the termination of employment with the Company of any Participant, all Restricted Common Stock awarded under the Plan which is then subject to Restrictions shall be forfeited by the Participant and become the property of the Company and all of the rights of such Participant to such Restricted Common Stock and as a holder of such Restricted Common Stock shall terminate without further obligation on the part of the Company.

    If a Participant's employment terminates because of retirement, disability or death, the expiration date of the Restricted Period of any outstanding Restricted Common Stock held for the account of such Participant shall be advanced to the date of such termination of employment and the full balance of Restricted Common Stock in such account shall be delivered out of escrow.

    PROGRAM ESTABLISHMENT AND PARTICIPANT GRANTS. The Committee is authorized to establish Programs to be effective over designated Award Periods. At the beginning of each Award Period, the Committee will fix or approve a Program Target for the Company for such Award Period and a schedule relating the accomplishment of the Program Target to the Awards that can be earned by Participants. The Committee will then allocate a number of Performance Shares or Performance Units to each Participant who is selected to receive an Award of Performance Shares or Performance Units. The Committee may add new Participants to a Program after its commencement by making pro rata Awards. A Participant shall have no rights as a stockholder with respect to any Performance Shares or Performance Units. At the completion of a Program, or at such other times as required under the Plan, the Committee shall calculate each Participant's Actual Award for the Program by multiplying the average fair market value of one share of Common Stock during the 31-calendar-day period that ends on the last day of the Award Period by the number of Performance Shares and Performance Units granted to the Participant and multiplying the amount so determined by a performance factor representing the degree of attainment of the Program Target. An employee who is a Participant for less than a full Program, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award of Performance Shares and Performance Units, if any, for that Program as the Committee shall determine. Actual Awards of Performance Shares shall be payable one-half in Common Stock and one-half in cash; provided, however, that, at its discretion, the Committee may vary such form of payment as to any Participant. The Actual Awards of Performance Units shall be payable entirely in cash. Payments of Actual Awards shall be made as soon as practicable after the completion of a Program. The Committee may, during the Award Period, make such adjustments to Program Targets as it may deem appropriate to compensate for, or reflect, any significant changes that may have occurred during such Award Period in accounting practices, tax laws or other laws or regulations that alter or affect the computation of the measures of performance used for the calculation of Actual Awards.

    The following table sets forth certain information with respect to the proposed initial allocation of Awards under the 1994 Plan, which Awards were made subject to approval of the 1994 Plan by stockholders.

                                                                                                                Potential
                                                                                                            Realizable Value
                                                                                                           at Assumed Annual
                                                          % of Total                                     Rates of Stock Price
                                                            Options        Exercise                        Appreciation for
                                            Number        Granted to      or Base                                 Term
                                           of Options     Participants     Price       Expiration      ------------------------
    Name and Position                       Granted         in 1994       ($/Unit)      Date (1)           5%            10%
- ------------------------------            -----------     ------------    ---------    -----------     ----------    ----------
Mark Andrews(2)                             1,200,000         27.5%         $1.25       10/31/2004     $2,443,342    $3,890,614
   CHAIRMAN OF THE BOARD AND
   CHIEF EXECUTIVE OFFICER

John M. Hogan(3)                              200,000         4.6%           1.25       10/31/2004        407,224       648,436
   SENIOR VICE PRESIDENT AND
   CHIEF FINANCIAL OFFICER

Harold M. Korell(4)                           600,000         13.7%          1.25       10/31/2004      1,221,671     1,945,307
   SENIOR VICE PRESIDENT -
   OPERATIONS

Robert R. McBride, Jr.                        100,000         2.3%           1.25       10/31/2004        203,612       324,218
   VICE PRESIDENT - PRODUCTION
   OPERATIONS

Steven L. Mueller                             100,000         2.3%           1.25       10/31/2004        203,612       324,218
   VICE PRESIDENT - EXPLOITATION

Executive Group                             2,480,000         56.8%          1.25       10/31/2004      5,049,573     8,040,602

Non-Executive Directors Group                 200,000         4.6%           1.25       10/31/2004        407,224       648,436

Non-Executive Officer Employee Group        1,688,000         38.6%          1.25       10/31/2004      3,436,968     5,472,797

- ------------

(1) Granted on November 1, 1994. No more than one quarter of the Options vest on each anniversary date of the grant; the Options remain outstanding for a period of 10 years. These grants do not reflect options which may be obtained upon conversion of Option Units as described below.

(2) Includes 800,000 options awarded to Mr. Andrews with a $1.25 exercise price at a rate of 8 options for each share of Common Stock purchased during a specified period. As of March 31, 1995, Mr. Andrews had purchased the full 100,000 shares of Common Stock.

(3) In addition, Mr. Hogan was awarded up to 400,000 Options with a $1.25 exercise price at a rate of 8 options for each share of Common Stock purchased during a specified period. As of March 31, 1995, Mr. Hogan had not exercised his right to purchase shares of Common Stock to receive the additional Options.

(4) Includes 400,000 options awarded to Mr. Korell with a $1.25 exercise price at a rate of 8 options for each share of Common Stock purchased during a specified period. As of March 31, 1995, Mr. Korell had purchased the full 50,000 shares of Common Stock.

    In addition to the Options granted above, at the election of the employees, the employees were granted the right to convert their remaining Option Units granted under the Phantom Plan in 1993 to Incentive Stock Options under the 1994 Plan to the extent permitted and Nonqualified Stock Options at the original Option Unit price. The Options will vest at the same rate as the Option Units with a term of ten years from the original Option Units award date. As of March 31, 1995, if all Option Units are converted, approximately 1,541,131 additional Options will be issued under the 1994 Plan, including 1,137,750 Options to the Executive Group and 403,381 to the Non-Executive Officer Employee Group. See Summary Compensation table for Option Units granted under the Phantom Plan.

    Approval of 1994 Plan by stockholders will also be deemed to include approval of the options granted thereunder as hereinabove described.

    If Proposal No. 2 relating to the Reverse Stock Split is approved by stockholders, the number of shares covered by the awards indicated above would be reduced by a factor of ten.

RECOMMENDATION

    The Board of Directors believes that the 1994 Plan provides a means of attracting and retaining outstanding employees and promoting a closer identity of interests between the Company's employees and its stockholders, is prudent and in the best interests of the stockholders and therefore recommends approval of the 1994 Plan, including the Options granted thereunder as herein described.

    The affirmative vote of a majority of the votes cast by holders of the outstanding shares of Common Stock and the outstanding shares of Convertible Preferred Stock (represented by the Depositary Shares) present in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class, is required to approve the authorization of the 1994 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 1994 PLAN (PROPOSAL NO. 3).

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
(PROPOSAL NO. 4)

    The Board of Directors has appointed, and recommends the approval of the appointment of, Arthur Andersen LLP as independent public accountants of American for 1995. This firm has acted as independent public accountants for American since its incorporation in 1980.

    Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement if they desire to do so or to respond to appropriate questions raised by stockholders.

    The affirmative vote of a majority of the votes cast by holders of the outstanding shares of Common Stock and the outstanding shares of Convertible Preferred Stock (represented by Depositary Shares) present in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class, is required to approve the appointment of Arthur Andersen LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPOINTMENT OF ARTHUR ANDERSEN LLP (PROPOSAL NO. 4).
                                       15
EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information with respect to the compensation for the years 1994, 1993 and 1992 for American's Chief Executive Officer and the four highest paid executive officers other than the Chief Executive Officer who were serving at the end of American's last fiscal year.

                                                                          Long-Term Compensation
                                                                                  Awards
                                                                       -----------------------------
                                             Annual Compensation                        Securities
                                            ----------------------                      Underlying
                                                                       Restricted      Options/SAR's
     Name and                                                            Stock        (Option Units)        All Other
Principal Position               Year        Salary         Bonus      Awards (1)        (Shares)        Compensation (2)
- ------------------               ----       --------       -------     ----------     --------------     ----------------
Mark Andrews                     1994       $270,000       $75,000          None            None(3)          $210,316
Chairman & CEO                   1993        270,000        60,000      $430,513         682,000(4)           147,919
                                 1992        270,000        60,000          None         100,000               18,964

John M. Hogan (5)                1994        175,000        65,000          None            None(3)             5,437
Senior Vice President and        1993        150,000        50,000       146,766         232,500(4)             1,318
Chief Financial Officer          1992         57,404        20,000          None         225,000                5,566

Harold M. Korell (6)             1994        190,000        50,000          None            None(3)             5,437
Senior Vice President -          1993        183,413        57,000       146,766         232,500(4)             1,318
Operations                       1992        102,083        45,000          None         275,000                9,632

Robert R. McBride, Jr. (7)       1994        140,000        30,000          None            None(3)             2,261
Vice President - Production      1993        137,804        28,000        48,922          77,500(4)             1,050
Operations                       1992         48,115        35,000          None          75,000                5,900

Steven L. Mueller (8)            1994        140,000        30,000          None            None(3)             2,512
Vice President - Exploitation    1993        137,804        28,000        48,922          77,500(4)             1,050
                                 1992         18,952         7,500          None          75,000                  338

- ------------

(1) Granted in October 1993 under American's 1983 Plan. One-third of the shares will vest on the second anniversary of the grant, one-third of the shares will vest on the third anniversary of the grant and one-third of the shares will vest on the fourth anniversary of the grant. The total number of shares of Restricted Common Stock held by the named officers as of December 31, 1994 and the total value thereof based on the $1.3125 per share closing price of the Common Stock on the American Stock Exchange at the grant date were as follows: Mr. Andrews - 341,000 shares: $447,563; Mr. Korell - 116,250 shares: $152,578; Mr. Hogan - 116,250 shares: $152,578; Mr. McBride
     - 38,750 shares: $50,859 and Mr. Mueller - 38,750 shares: $50,859. The aggregate number and value of all Restricted Common Stock Awards totaled:
     797,250 shares and $1,046,391. To the extent paid on shares of Common Stock, dividends will also be paid on Restricted Common Stock.

(2) All other compensation for 1994 consisted of the following: (i) Company contributions to the 401(k) Plan of $1,050 for each of the named officers;
     (ii) $1,941, $754, $754 and $251 in respect of Messrs. Andrews, Hogan, Korell and Mueller, respectively, representing the difference between the interest rates charged senior management and the prevailing margin rate in respect to loans to finance purchases of Common Stock during 1994; (iii) Company-paid life insurance premiums - for Mr. Andrews of $8,125; (iv) payment of relocation expenses of Mr. Andrews in connection with consolidation of the Company in Houston of $199,199; and (v) $3,633, $3,633, $1,211 and $1,211 in respect of Messrs. Hogan, Korell, McBride and Mueller, respectively, representing the cash payments to participants related to the vesting of one quarter of the Option Units under the Phantom Stock Plan.

(3) 1994 amounts exclude 2,968,000 options granted under the 1994 Plan subject to stockholder approval under Proposal No. 3. The numbers of options granted under the 1994 Plan, subject to stockholder approval, were as follows: Mr. Andrews - 400,000 shares; Mr. Hogan - 200,000 shares; Mr. Korell - 200,000 shares; Mr. McBride - 100,000 shares; and Mr. Mueller - 100,000 shares. In addition, Mr. Andrews was permitted the opportunity to purchase up to 100,000 shares of Common Stock, the purchase of which would provide
                                       16

     Options with a $1.25 exercise price at a rate of 8 Options for each share of Common Stock purchased during a specified period. As of March 31, 1995, Mr. Andrews had purchased the full 100,000 shares of Common Stock which entitles Mr. Andrews to an additional 800,000 Options. In addition, Mr. Hogan and Mr. Korell were each permitted the opportunity to purchase up to 50,000 shares of Common Stock, the purchase of which would provide Options with a $1.25 exercise price at a rate of 8 Options for each share of Common Stock purchased during a specified period. As of March 31, 1995, Mr. Hogan has not yet exercised his right to purchase shares of Common Stock to receive the additional Options. As of March 31, 1995, Mr. Korell had purchased the full 50,000 shares of Common Stock which entitles Mr. Korell to an additional 400,000 Options.

(4) Granted in October 1993 under American's Phantom Plan. One quarter of the Option Units vest on each anniversary of the grant.

(5)  John M. Hogan joined American in August 1992.

(6)  Harold M. Korell joined American in July 1992.

(7)  Robert R. McBride, Jr. joined American in October 1992.

(8)  Steven L. Mueller joined American in November 1992.

OPTION/SAR GRANTS

     There were no grants of options, restricted stock awards or stock appreciation rights during 1994 except those made under the 1994 Plan as described under "Proposal to Approve the 1994 American Exploration Company Stock Compensation Plan (Proposal No. 3)."

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table provides information with respect to the unexercised options to purchase the Common Stock held by the executive officers named in the Summary Compensation Table at December 31, 1994. None of these executive officers exercised any stock options during 1994.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                           Number of Securities          Value of Unexercised
                         Underlying Unexercised         In-the-Money Options/
                          Options/SAR's Held at                  SAR's at
                             December 31, 1994        December 31, 1994 (1)(2)
                        --------------------------   --------------------------
Name                    Exercisable  Unexercisable   Exercisable  Unexercisable
- ----                    -----------  -------------   -----------  -------------
Mark Andrews              327,500          62,500        $ 0              $0

Harold M. Korell          162,500         112,500          0               0

John M. Hogan             132,500          92,500          0               0

Robert M. McBride, Jr.     42,500          32,500          0               0

Steven L. Mueller          42,500          32,500          0               0
- ------------
(1) Based on the closing price of the Common Stock on the American Stock Exchange on December 31, 1994 of $0.9375.

(2) 1994 amounts exclude 4,168,000 options granted under the 1994 Plan and the additional options granted pursuant to the Common Stock purchases by Mr. Andrews and Mr. Korell subject to stockholder approval.

                                       17

AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS AND KEY EMPLOYEES

   American has entered into agreements with certain of its executive officers and key employees providing for certain payments and other benefits upon the involuntary termination of the employment of such persons, including their constructive termination following a Change in Control, as defined in the Compensation Plan, of American. The agreements are intended to promote the retention of such persons in the service of American by providing them with an extra measure of financial security. The agreements provide that, upon involuntary termination, Mark Andrews, the Chief Executive Officer, shall receive cash payments equal to three times his base annual salary; each of John Hogan and Harold Korell, Senior Vice Presidents, shall receive cash payments equal to two times their respective base annual salaries; and each of Harry Harper, Robert McBride, Steve Mueller, Frank Murphy and Elliott Pew, Vice Presidents, and Cindy Gerow, Controller, shall receive cash payments equal to their respective base annual salaries. Such persons will also receive six months of medical and dental insurance benefits (except for disability coverage) at the expense of American followed by 18 months of reimbursement for payments made by such persons for medical and dental insurance continuation coverage in connection with rights conferred under the Consolidated Omnibus Budget Reconciliation Act of 1985, vesting of awards under the 1983 Plan and Phantom Plan and extension by six months of the exercise period for options. In the event that the termination of employment is not caused by a Change in Control, the cash payments will be reduced by the value of any Restricted Stock that vests as a result of the termination. The agreements do not apply in the event of a termination for cause and provide for reduction of benefits to avoid excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   New York Life Insurance Company ("New York Life"), the beneficial owner of 9.6% of the outstanding Common Stock, as calculated pursuant to Rule 13d-3(d)(1) under the 34 Act, and one of its wholly owned subsidiaries are investors in certain of American's institutional property acquisition programs. Wholly owned subsidiaries of New York Life and of American act as general partners of the NYLOG Programs, a series of producing property acquisition partnerships which were offered to the public through agents of New York Life and several other broker dealers. In addition, in April 1994, New York Life established a $40.0 million nonrecourse secured credit facility in favor of a wholly owned subsidiary of American to be used to acquire interests in the Company's APPL Programs, a series of institutional limited partnerships and related programs formed to acquire producing oil and gas properties. The facility provides for a commitment fee of $200,000 and financing fees of 1.25% of funds advanced and advances accrue interest at rates varying from 3% to 6% over the 30-day AI/PI commercial paper rate over the one-year term of borrowings under the facility. During 1994, the Company borrowed approximately $32.0 million under this facility and made interest and financing fee payments aggregating $1.4 million. In early 1995, this facility was retired using existing capacity on the Company's bank credit facility.

   In mid-1990, American agreed to act as liquidator for New York Life in connection with New York Life's investment in a partnership managed by another oil company. During 1994, American received payments totaling $162,000 for the reimbursement of certain costs incurred in providing this service. On December 10, 1993, American and New York Life's subsidiary, New York Life Resources, Inc., formed Ancon Partnership Ltd., a Texas limited partnership ("Ancon"), into which New York Life Resources, Inc., as a limited partner, contributed these properties and American, as general partner, purchased a 20% interest for $1.5 million. American anticipates that New York Life and various affiliates will contribute additional properties to Ancon in connection with which American is obligated to purchase a 1% interest and will have the option to purchase an additional 19% interest therein.

   In connection with the stock purchase program adopted by the Compensation Committee pursuant to which members of management were granted Restricted Stock and Option Units based, in the case of senior management, upon the number of shares of Common Stock acquired, the Company permitted senior officers the right to finance with the Company a portion of the shares acquired. In this connection, Mr. Andrews, along with four other members of senior management, financed a portion of the shares acquired. The total amount outstanding of all such loans as of December 31, 1994 was $134,234, with Mr. Andrews' borrowing being $65,933. These loans bear interest at the applicable federal rate provided by Section 1274(d) of the Internal Revenue Code of 1986, as amended, of 3.91% and are payable semi-monthly over three years.

                                       18

   During 1994, Nitze-Stagen & Company, Inc., of which Peter P. Nitze, a director of American, is Chairman, performed financial consulting services for American. American paid this company $40,000 for such services rendered during 1994. During 1994, American paid John H. Moore, a director of American, $9,000 for petroleum consulting services. During 1994, American paid Walter J. P. Curley, a director of American, $20,000 for financial consulting services. O. Donaldson Chapoton, a director of American, is a partner in the law firm of Baker & Botts, L.L.P. During 1994, Baker & Botts, L.L.P. received $337,400 from the Company for legal services which it provided to American, although Mr. Chapoton has no direct or indirect material interest in such amount.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

   GENERAL. The Compensation Committee of the Board of Directors establishes corporate policy on the compensation of the Company's employees, including its executive officers. Its recommendations relating to the compensation of executive officers are subject to the approval of the full Board of Directors. During 1994, the Compensation Committee held nine meetings and consulted extensively with the Committee's independent compensation consultant.

   The Company's compensation policy for executive officers, including the Chief Executive Officer, generally involves three components: base salary, cash bonus and long-term equity-related incentives. The Committee consulted with its independent compensation consultant during the year and, based upon statistical information supplied by the Committee's consultant, believes that total direct compensation is competitive with the market median of companies surveyed by the consultant, with long-term incentives being slightly below the market median of companies surveyed. The analysis of compensation by the Committee's consultant was based upon information with respect to public and private companies accumulated by the consulting firm and maintained for its clients covering up to 50 companies and an analysis of 14 oil and gas companies deemed comparable to the Company. The Committee considers primarily individual performances and achievements of the Company in recommending base salaries of the Company's executives. In addition, base salaries were targeted at rates believed by the Committee to be prevailing in the market for individuals of similar responsibilities and talents.

   The cash bonuses are designed to reward executives for both individual and corporate performance. In prior years, cash bonuses were a significant portion of the total compensation package for executives. However, in determining compensation levels for fiscal 1994, the Committee recognized that the Company is in transition from being primarily an acquiror and manager of oil and gas assets to being an operating oil and gas company, capable of growth through development, exploitation and exploration. The achievement of certain milestones during this transition, which were developed with an independent compensation consultant, were given weight in establishing cash bonus levels. The specific factors used and their weightings were: increases in domestic daily production and domestic reserves combined with a decrease in finding costs (55%); increase in cash flow from operations (35%); and reduction in general and administrative expenses (10%). Giving weight to each of these and other factors, total cash bonuses were $540,000 in 1994 compared to $504,500 in 1993. In aggregate, the Company performed above targeted levels on half of its performance criteria and below target on the remaining criteria, with the resulting bonus payments falling approximately 23% below targeted levels.

   The long-term equity-related component of compensation historically has consisted of both stock option grants and participation in the ESOP and the 401(k) Plan. Newly-hired executive officers are generally granted a base level of stock options. While not committed to any particular pattern or timing, the Company had generally followed a practice of making periodic grants of additional stock options. All employees of the Company had participated in the ESOP, generally receiving an allocation based upon a percentage of their cash compensation, but in view of the absence of recent contributions, the ESOP was terminated in late 1994. Participation in the 401(k) Plan also is available to all regular, salaried employees, with the Company matching a portion of the employee's contributions through contributions of Common Stock.

   In addition, in connection with adoption of the Company's Phantom Stock Plan during 1993, members of senior management were provided the right to purchase designated numbers of shares of Common Stock at market price and upon such purchase, for each share so purchased two shares of Restricted Common Stock under the 1983 Plan and four Option Units under the Phantom Stock Plan were granted. In addition, the remainder of management were granted Restricted Units and Option Units under the Phantom Plan.

   During 1994, in view of the fact that available shares for option grants under the 1983 Plan were nearly exhausted and in view of the Company's independent consultant's survey indicating that long-term incentives

                                       19

provided by the Company were below those provided by the market median of companies in the survey, the Committee recommended the adoption of the 1994 Plan and the grant of options to senior management thereunder. The grants made to the top three members of Senior Management provided them with market median levels of stock options, with the right to receive additional options based upon shares of Common Stock purchased, and are described more fully under the PROPOSAL TO APPROVE THE 1994 AMERICAN EXPLORATION COMPANY STOCK COMPENSATION PLAN (Proposal No. 3). For the remaining individuals listed in the Compensation Table, options granted were at approximately the 75th percentile of the market. In adopting the 1994 Plan, the Committee determined that long-term stability of the Company will be served more effectively by a closer identification of management's interests with those of the stockholders by providing equity based compensation.

   COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. With respect to 1994, the Compensation Committee awarded Mark Andrews, the Chairman and Chief Executive Officer, a bonus of $75,000. This award was ratified by the full Board of Directors. The bonus reflected the Committee's consideration of the Company's progress based on the specific factors mentioned above and achievement of the repurchase of interests in the APPL Programs. The Committee believed that the accomplishments of Mr. Andrews, and the leadership he has shown over the past year, have been significant. Although the Company's continued losses influenced the decision to limit his bonus and keep his base salary at the prior year's level, the Committee awarded to Mr. Andrews the additional options under the 1994 Plan, as described above, in order to encourage Mr. Andrews' continued efforts.

   SECTION 162(M). The Compensation Committee has not yet adopted a policy with respect to qualification of executive compensation in excess of $1 million per individual for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Committee currently does not anticipate that the compensation of any executive officer during 1995 will exceed the limits on deductibility for 1995. In determining a policy for future periods, the Committee would expect to consider a number of factors, including the tax position of the Company, the materiality of amounts likely to be involved and any potential ramifications of the loss of flexibility to respond to unforeseeable changes in circumstances.

   Executive compensation is an evolving field. The Compensation Committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation philosophy or its practices. Accordingly, the Committee reserves the right to alter its approach in response to changing conditions.

   The foregoing report has been furnished by Messrs. Culpepper and Hoffstot and Ambassador Curley.
                                       20

PERFORMANCE GRAPH

   The following graph presents a five-year comparison of the yearly change in the cumulative total return of the Common Stock with the cumulative total return of the American Stock Exchange ("AMEX") Market Value Index and the Dow Jones Oil-Secondary Index. The Company has changed to the Dow Jones Oil - Secondary Index from the Standard Industrial Classification ("SIC") Index for SIC Code 1311, which includes all crude petroleum and natural gas companies, because the SIC Index includes a broad range of integrated companies which are dissimilar to American. The Company believes the companies covered by the new index represent a more comparable peer group. As required, the SIC Index is included in the graph. The graph assumes $100 was invested on December 31, 1989 in the Common Stock and in each of the two other indices. The graph also assumes the reinvestment of all dividends. Stock price performance shown on the graph is not necessarily indicative of future price performance.

                [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                    1989    1990    1991    1992    1993    1994
                                    ----    ----    ----    ----    ----    ----
American Exploration ...........     100      85      61      39      32      23
SIC Code 1311 ..................     100      82      78      77      92      91
Dow Jones Oil ..................     100      83      82      82      91      88
Amex Market Value ..............     100      82     105     106     126     115

                                       21

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the 34 Act requires American's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Ten Percent Owners"), to file with the SEC and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of American. Such officers, directors and Ten Percent Owners are required by SEC regulations to furnish American with copies of all Section 16(a) forms they file.

   To American's knowledge, based solely on review of the copies of such reports furnished to American and written representations that no other reports were required, during the fiscal year ended December 31, 1994, the executive officers, directors and Ten Percent Owners complied with all applicable Section 16(a) filing requirements, except that, due to a misunderstanding, forms were filed 4 and 29 days late with respect to purchases of the Convertible Preferred Stock by Messrs. Korell and Nitze, respectively.

OTHER BUSINESS

   Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented at the Annual Meeting by others. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

ANNUAL REPORT

   American's 1994 Annual Report to Stockholders, including consolidated financial statements for the year ended December 31, 1994, accompanies these proxy solicitation materials. The 1994 Annual Report to Stockholders is not part of these proxy solicitation materials.

STOCKHOLDER PROPOSALS

   Proposals intended to be presented by stockholders at American's 1996 Annual Meeting must be received by American, at the address set forth on the first page of this proxy statement, no later than January 10, 1996 in order to be included in American's proxy materials and form of proxy relating to that meeting. Stockholder proposals must also be otherwise eligible for inclusion.

                                   APPENDIX A

1994 AMERICAN EXPLORATION COMPANY STOCK COMPENSATION PLAN

                             SECTION 1. INTRODUCTION

1.1       PURPOSE

                The purpose of the 1994 American Exploration Company Stock Compensation Plan (the "Plan") is to advance and promote the interests of the American Exploration Company (the "Company"). The Plan does this by encouraging and enabling directors, officers and other employees of the Company to acquire shares of its common stock and by providing for monetary payments to such employees based in part on the value of such shares. Accordingly, the Plan is intended as a further means not only of attracting and retaining outstanding employees but also of promoting a close identity of interests between the Company's employees and its stockholders.

1.2       DEFINITIONS

                When used herein, the following terms shall have the meanings set forth below:

                (a) "ACTUAL AWARD" means the value of an Award of Performance Shares or Performance Units, determined according to Section 4.2, which becomes payable upon the attainment of a Program Target.

                (b) "AWARD" means the grant of any Option, Restricted Common Stock, Performance Share or Performance Unit, or any combination, by the Committee to a Participant.

                (c) "AWARD PERIOD" means those consecutive fiscal years designated by the Committee, during which Performance Shares or Performance Units may be earned under the Plan.

                (d)  "BOARD" means the Board of Directors of the Company.

                (e) "CHANGE IN CONTROL" means that any of the following events has occurred after the effective date of the Plan:

                (i) twenty percent (20%) or more of the outstanding Common Stock has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Company;

                (ii) there has been a merger or equivalent combination involving the Company after which 49% or more of the voting stock of the surviving corporation is held by persons other than former shareholders of the Company; or

               (iii) twenty percent (20%) or more of the Directors elected by shareholders are persons who were not nominated in the then most recent proxy statement of the Company;

provided, however, that, notwithstanding anything in the Plan to the contrary, no Change in Control shall be deemed to have occurred and no rights arising upon a Change in Control described in Section 5.2 shall exist to the extent that the Board of Directors otherwise directs by resolution adopted either prior to the Change in Control, or not later than forty-five (45) days after the Change in Control (if the percentage of Common Stock acquired or Directors elected under clauses (i) or (iii) of the definition of Change in Control shall be at least twenty percent (20%) but less than twenty-five percent (25%)). Any resolution of the Board adopted in accordance with the provisions of this Section directing that this Section and Section 5.2, or any part of such Sections, not become effective may be rescinded or countermanded at any time with or without retroactive effect.

                (f) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.
                                       23

                (g) "COMMITTEE" means the Compensation Committee of the Board, which Committee shall consist of at least two Directors and shall at all times be constituted in conformity with the "disinterested administration" requirements of SEC Rule 16b-3.

                (h) "COMMON STOCK" means common stock, $0.05 par value, of the Company.

                (i) "DETERMINED VALUE" means the higher of (i) the highest bid price per share of Common Stock during the twelve months immediately preceding the date of a Change in Control, or (ii) the highest price per share of Common Stock actually paid in connection with any Change in Control (including, without limitation, prices paid in any subsequent merger or combination with any entity that acquires control of the Company).

                (j)  "DIRECTOR" means a member of the Board.

                (k) "DISABILITY" means complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed when such disability commenced, as determined by the Committee based on medical evidence acceptable to it.

                (l) "DISCOUNTED NONQUALIFIED STOCK OPTION" means a Nonqualified Stock Option which provides for a purchase price in accordance with the second sentence of Section 2.1(b).

                (m) "ESCROW AGENT" means the escrow agent designated by the Committee to act under the provisions of the Escrow Agreement.

                (n) "ESCROW AGREEMENT" means the document approved by the Committee or its designee which sets forth the agreement among the Company, a Participant, and the Escrow Agent pursuant to which an Award is held in escrow in order to enforce the Restrictions during the Restricted Period.

                (o) "FORMULA GRANT" means an Award with respect to a non-employee Director pursuant to Section 2.1(o).

                (p) "INCENTIVE STOCK OPTION" means a stock option, granted by the Committee to a Participant, that is designated by the Committee as an Incentive Stock Option and qualifies as such within the meaning of Section 422 of the Code.

                (q) "NONQUALIFIED STOCK OPTION" means a stock option, granted by the Committee to a Participant, that is not an Incentive Stock Option.

                (r) "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option.

                (s) "OPTION AGREEMENT" means, with respect to an Option, the agreement evidencing such Option, as approved by the Committee.

                (t) "PARENT" means a domestic corporation that is a "parent corporation", as defined in Section 424(e) of the Code.

                (u) "PARTICIPANT" means any of the Directors, and any of the officers or other employees of the Company (or any Subsidiary or Parent of the Company) compensated for such employment by a regular salary, who are selected to participate in the Plan in the manner described in Section 1.4. For purposes of this Plan, a Participant who is employed by any Parent or Subsidiary of the Company shall be deemed to be employed by the Company.

                (v) "PERFORMANCE SHARE" means a unit of measurement equivalent to one share of Common Stock.

                (w) "PERFORMANCE UNIT" means a unit of measurement equivalent to one share of Common Stock, payable entirely in cash pursuant to Section 4.4.

                (x) "PRIOR PLAN" means the American Exploration Company Stock Compensation Plan, as amended and restated.

                (y) "PROGRAM" means any separate plan or cycle to be established by the Committee under which Awards of Performance Shares or Performance Units shall be determined and Actual Awards may be earned by Participants to the extent that the predetermined Program Target is achieved during the corresponding Award Period.

                (z) "PROGRAM TARGET" means an appropriate measure of financial or other corporate performance and levels of attainment, fixed or approved by the Committee for each Program, employed for the determination of Participants' Actual Awards.

                (aa) "RESTRICTED COMMON STOCK" means shares of Common Stock issued or transferred to a Participant subject to the Restrictions set forth in Sections 3 and 5.4.

                (ab) "RESTRICTED PERIOD" means, with respect to any share of Restricted Common Stock, the period of time determined by the Committee during which such share of Restricted Common Stock is subject to the Restrictions set forth in Sections 3 and 5.4.

                (ac) "RESTRICTIONS" means the restrictions on transfer of Restricted Common Stock as set forth in Sections 3 and 5.4.

                (ad) "RETIREMENT" means separation from service under conditions which constitute retirement as determined by the Committee.

                (ae) "SEC RULE" means a particular rule under the Securities Exchange Act of 1934 and includes any corresponding successor rule or regulation.

                (af) "SHARE EQUIVALENTS" means the number of shares of Common Stock with reference to which the amounts of any Performance Shares, Performance Units and Stock Appreciation Rights are measured.

                (ag) "STOCK APPRECIATION RIGHTS" means the right to elect to cancel an Option under Section 2.1(m).

                (ah) "SUBSIDIARY" means a domestic corporation that is a "subsidiary corporation", as defined in Section 424(f) of the Code.

1.3       ADMINISTRATION

                (a) The Plan shall be administered by the Committee. Each member of the Committee shall be selected from among the non-employee members of the Board, shall not be eligible to receive any Award under the Plan (other than a Formula Grant pursuant to Section 2.1(o)) and shall be a "disinterested person" within the meaning of SEC Rule 16b-3.

                (b) A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent.

                (c) Subject to the provisions of the Plan, the Committee shall have the authority to:

                (i)  select Participants;

                (ii) determine the fair market value of the Common Stock from time to time for all purposes of the Plan;

               (iii) grant to such Participants Options, Restricted Common
                     Stock, Performance Shares and Performance Units in such combination and in such amounts as it shall determine, subject to the terms and conditions of the Plan;

                (iv) determine whether an Option that is granted to such a
                     Participant is a Nonqualified Stock Option or an Incentive Stock Option, the number of shares to be covered by each such Option and the time or times when and the manner in which each Option shall be exercisable;

                (v) amend any Incentive Stock Option so as to make it a Nonqualified Stock Option;

                (vi) determine the purchase price under any Option and
                     determine, at the time of grant or thereafter, whether or not an Option shall contain a right to cancel all or any portion of any such Option as provided in Section 2.1(m);

               (vii) establish from time to time any guidelines deemed necessary or appropriate for the administration or interpretation of the Plan, interpret the Plan, and make all determinations and take all other actions considered necessary or advisable for the administration of the Plan; and

              (viii) cause records to be established in which shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Incentive Stock Options, Nonqualified Stock Options, Performance Shares, Performance Units and shares of Restricted Common Stock awarded to each Participant, the Option expiration date and the duration of any applicable Restricted Period.

All decisions, actions or interpretations of the Committee that are within the scope of this Section 1.3 shall be final, conclusive and binding upon all parties.

1.4       PARTICIPATION

                Participants in the Plan shall be limited to those Directors, officers and other employees who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. In no event shall any Director who is not also an employee of the Company be entitled to receive any Award under the Plan, other than a Formula Grant under Section 2.1(n). No employee shall at any time have the right to be selected as a Participant or granted an Award. No Participant, having been granted an Award, shall have the right to be granted an additional Award in the future.

1.5       MAXIMUM NUMBER OF SHARES

                The Common Stock (and Share Equivalents) available for Awards under the Plan shall be limited to 9,000,000 shares (and Share Equivalents). This limitation is subject to adjustment as provided in Section 5.1. The Common Stock used for Awards under the Plan may be treasury shares, authorized but previously unissued shares, or shares purchased on the open market (at such time or times and in such manner as the Company may determine). No Participant shall be entitled to Awards under the Plan aggregating in excess of 3,000,000 shares of Common Stock (and Share Equivalents).

                            SECTION 2. STOCK OPTIONS

2.1       TERMS AND CONDITIONS OF OPTIONS

                Each Option Agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

                (a) Each Option Agreement shall specify the period for which the Option granted thereunder is granted and shall provide that the Option shall expire at the end of such period. In the case of an Incentive Stock Option such period shall not exceed ten years (or five years as specified in Section 2.1(l)) from the date of grant. The Committee may extend such Option period.

                (b) The purchase price per share under any Option shall be determined by the Committee at the time such Option is granted, and shall be not less than the fair market value (but in no event less than the par value) of the Common Stock (or 110 percent of such fair market value, as specified in Section 2.1(l)) on the date the Option is granted, as determined by the Committee.

                (c) Except as otherwise provided under the Plan, no part of any Option may be exercised until the Participant shall have remained in the employ of the Company for such period after the date on which the Option is granted as the Committee may specify in the Option Agreement, and the Option Agreement may provide for exercisability in installments.

                (d) Each Option Agreement shall provide that the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise in (i) cash, (ii) Common Stock already owned by the Participant, or which would otherwise be issued to the Participant upon such exercise, having a total fair market value on the date of such exercise equal to the purchase price, or (iii) a combination of cash and Common Stock having a total fair market value on the date of such exercise equal to the purchase price. In the event that the purchase price is paid to the Company by the delivery of shares of Common Stock described in clause (ii) or (iii) of the immediately preceding sentence, the Committee may, in its sole discretion, grant to the Participant a Nonqualified Stock Option with respect to the same number of shares as the Participant so delivered to the Company plus the number of any shares withheld for purposes of any taxes in accordance with Section 5.6. The Committee in its sole discretion may also provide that the purchase price may be paid by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable instructions to a broker to promptly deliver to the Company, against receipt of the certificates representing the shares of Common Stock issuable upon such exercise, the amount of the applicable sale or loan proceeds to pay the purchase price.

                (e) If a Participant shall die (i) while an employee of the Company, (ii) within three months after termination of employment with the Company because of Retirement or (iii) within twelve months after termination of such employment because of Disability, any Option held by such Participant may be exercised, notwithstanding any installment schedule otherwise applicable to such Option, by the person or persons to whom the Participant's rights under the Option pass by will or applicable law or, if no such person has such right, by his executors or administrators, at any time, or from time to time, within twelve months after the Participant's death; provided, however, that no Incentive Stock Option may be exercised after the expiration date specified in
Section 2.1(a) or 2.1(l), as applicable.

                (f) A Participant whose employment by the Company shall terminate because of Disability or Retirement may exercise any Option held by such Participant, notwithstanding any installment schedule otherwise applicable to such Option, at any time, or from time to time, within three months after the termination of employment because of Retirement or within twelve months after the termination of employment because of Disability; provided, however, that no Incentive Stock Option may be exercised after the expiration date specified in
Section 2.1(a) or 2.1(l), as applicable.

                (g) A Participant whose employment by the Company shall terminate for any reason other than death, Disability or Retirement as aforesaid, may exercise any Option held by such Participant within three months after the termination of employment, but only to the extent that such Participant may be entitled to do so at the date of the termination of employment, except as may otherwise by determined by the Committee; provided, however, that no Incentive Stock Option may be exercised after the expiration date specified in Section 2.1(a) or 2.1(l), as applicable.

                (h) For the purposes of Sections 2.1(e), 2.1(f) and 2.1(g), the period after termination of employment within which any Option can be exercised may be extended by the Committee.

                (i) Each Option Agreement may contain an agreement that, upon demand by the Committee for such a representation, the Participant (or any person acting under Section 2.1(e)) shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the date specified in Section 2.1(a) shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for Common Stock are delivered under the Plan with respect to which such an investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

                (j) No Participant shall have any rights as a stockholder with respect to any shares subject to such Participant's Option prior to the date of issuance of such shares.

                (k) To the extent required by Section 422(d) of the Code, the aggregate fair market value (determined as of the time the Option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

                (l) Notwithstanding Sections 2.1(a) and 2.1(b), if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company, the period specified in the Option Agreement for which the Option thereunder is granted and at the end of which such Option shall expire shall not exceed five years from the date of grant of such Option and the option price shall be at least 110 percent of the fair market value (as of the time of grant) of the Common Stock subject to the Option.

                (m) Each Option Agreement shall also contain the applicable terms and conditions set forth in Sections 5.1(a), 5.2, 5.4 and 5.5 and may contain such other provisions as the Committee may, from time to time, determine. Without limiting the foregoing, the Committee may determine at the time of grant or thereafter that an Option Agreement may provide Stock Appreciation Rights which entitle the Participant to elect to cancel all or any portion of any such Option then subject to exercise; provided, however, that, with respect to individuals subject to SEC Rule 16b-3, such cancellation shall be permitted only during the period beginning on the third business day following the date of release by the Company of the financial data specified in SEC Rule 16b-3(e)(1)(ii) and ending on the twelfth business day following such date. In the case of an Incentive Stock Option, such right shall not be granted after the time of grant of such Option without the consent of the holder of such Option. Upon such election, the Company's obligation in respect of such Option shall be discharged, in the Committee's sole discretion, by (i) payment to the Participant of an amount in cash equal to the excess (or such percentage thereof as may be specified in the agreement or amended agreement), if any, of the fair market value at the time of cancellation of the shares of Common Stock subject to the Option or the portion thereof so cancelled over the aggregate purchase price for such shares as set forth in the Option Agreement and/or (ii) the issuance or transfer to the Participant of whole shares of Common Stock (plus cash for any fraction of a share) with a fair market value at such time equal to such excess (or such percentage thereof as may be specified in the agreement or amended agreement).
                                       28

                (n) Each year, beginning upon the approval of the Plan by stockholders, each non-employee Director shall receive a Formula Grant of a Nonqualified Stock Option which shall be fully exercisable immediately, with respect to 25,000 shares of Common Stock in the first year of service as a non-employee Director during the term of the 1994 Plan and 5,000 shares of Common Stock for each year of service as a non-employee Director thereafter. Each Option granted pursuant to this Section 2.1(n) shall have an exercise price equal to the fair market value of the Common Stock on the date of grant and shall have a term of ten years, provided, however, if the non-employee Director ceases to be a Director, any such Option shall terminate twelve months after such non-employee Director ceases to be a Director.

2.2       EXCHANGE OF OPTIONS

                The Committee may permit the voluntary surrender of all or any portion of any Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of shares as the Option surrendered or require such surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable in accordance with the terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the option price, exercise period, or any other terms and conditions of the Option surrendered.

2.3       SEQUENTIAL EXERCISE OF OPTIONS NOT REQUIRED

                Options granted under the Plan may be exercised in any order, regardless of the date of grant or the existence of any other outstanding Option.

                           SECTION 3. RESTRICTED STOCK

3.1       TERMS AND CONDITIONS

                Each Participant receiving an Award of Restricted Common Stock shall execute an Escrow Agreement and appropriate blank stock powers with respect to his or her Restricted Common Stock. Stock certificates for such Restricted Common Stock registered in the name of each Participant shall be issued and deposited together with the Escrow Agreement and stock powers, with the Escrow Agent. The Escrow Agent shall issue to each Participant a receipt evidencing any stock certificate registered in the Participant's name and held by the Escrow Agent. A Participant shall be entitled to the delivery of such stock certificates out of escrow only in accordance with the provisions of Sections 3.4 and 3.5. All shares of Common Stock or other securities issued with respect to or in substitution for Common Stock held under the Escrow Agreement from time to time, whether such Common Stock or securities are issued by the Company or by another issuer, and all cash or other property received by the Escrow Agent on account of a redemption of the Restricted Common Stock or the liquidation of the Company, shall be treated as Common Stock and shall be subject to all of the terms and conditions of the Escrow Agreement and shall be delivered out of escrow to a Participant or to the Company as if it were the portion of Common Stock regarding which they were issued.

                The Committee shall impose such conditions on the receipt of, or take such actions in connection with the making of, any Award of Restricted Common Stock as the Committee, with the advice of counsel, deems appropriate to ensure that lawful and adequate consideration is received by the Company for the issuance of the Restricted Common Stock included in such Award, including without limitation imposing a requirement that a Participant pay to the Company in cash an amount equal to the aggregate par value of the Restricted Common Stock to be received or causing an Award of Restricted Common Stock to be made in part for consideration consisting of services previously rendered by a Participant to the Company having a value equal to the aggregate par value of such Restricted Common Stock. If the Committee imposes any such condition or takes any such action with respect to any Award, it may also, in its discretion, provide that in the event of the forfeiture of all or a portion of the Restricted Common Stock included in such Award, the Participant will receive reimbursement of or other credit for any consideration which such Participant pays or is deemed to have paid for such Restricted Common Stock at or prior to the receipt of such Award.
                                       29

3.2       RIGHTS OF PARTICIPANTS

                Except for the Restrictions and the forfeiture conditions set forth in Sections 3.3, 3.4 and 5.4, each Participant shall have all of the rights and privileges of a stockholder of the Company as to his or her Restricted Common Stock, including the right to receive any cash dividends declared with respect to such stock and to direct the Escrow Agent as to the exercise of voting rights.

3.3       RESTRICTIONS

                Restricted Common Stock covered by an Award shall be subject to the Restrictions and forfeiture conditions set forth in this Section 3.3 and in Sections 3.4 and 5.4, which shall apply from the date the Award is granted and shall continue until such Common Stock becomes vested pursuant to the provisions of Section 3.4, 3.5 or 5.2. The Committee shall have the authority to modify or remove any or all of such Restrictions whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date hereof, such action is appropriate.

3.4       VESTING

                At the time each Award of Restricted Common Stock is made, the Committee shall establish a schedule according to which the Restricted Common Stock shall vest and the Restricted Period shall end. Subject to accelerated vesting upon a Change in Control (as provided in Section 5.2) or upon a termination of employment because of Retirement, Disability or death (as provided in Section 3.5) or otherwise at the discretion of the Committee, at the expiration of the Restricted Period, and subject to the satisfaction of the Company's obligation to withhold taxes as set forth in Section 5.6, a stock certificate evidencing Common Stock with respect to which the Restricted Period has expired (to the nearest full share) shall be delivered out of escrow to the Participant, or the legal representative of such Participant, free of the Restrictions and forfeiture conditions set forth in this Section 3.4 and in Sections 3.3 and 5.4.

                Except in the case of Retirement, Disability or death, all as provided in Section 3.5, or as otherwise determined by the Committee, upon the termination of employment with the Company of any Participant, all Restricted Common Stock awarded under the Plan which is then subject to Restrictions shall be forfeited by the Participant and become the property of the Company and all of the rights of such Participant to such Restricted Common Stock and as a holder of such Restricted Common Stock (including the right to accrued but unpaid dividends) shall terminate without further obligation on the part of the Company.

3.5       RETIREMENT, DISABILITY OR DEATH

                With respect to any Participant whose employment by the Company terminates because of (i) Retirement, (ii) Disability, or (iii) such Participant's death, the expiration date of the Restricted Period of any outstanding Restricted Common Stock held for the account of such Participant shall be advanced to the date of such termination of employment and the full balance of Restricted Common Stock in such account shall be delivered out of escrow as provided in Section 3.4.

3.6       SECTION 83(b) ELECTIONS

                A Participant who files an election with the Internal Revenue Service to include the fair market value of any shares of Restricted Common Stock in gross income while they are still subject to Restrictions shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld (or make such other arrangements acceptable to the Company) to enable the Company to claim an income tax deduction with respect to such election.

3.7       LIMITATIONS

                Awards of Restricted Common Stock under the Plan shall not exceed 5,000,000 shares of Common Stock in the aggregate.

               SECTION 4. PERFORMANCE SHARES AND PERFORMANCE UNITS

4.1       PROGRAM ESTABLISHMENT AND PARTICIPANT GRANTS

                The Committee is authorized to establish Programs to be effective over designated Award Periods. At the beginning of each Award Period, the Committee will fix or approve a Program Target for the Company for such Award Period and a schedule relating the accomplishment of the Program Target to the Awards that can be earned by Participants. The Committee will then allocate a number of Performance Shares or Performance Units to each Participant who is selected to receive an Award of Performance Shares or Performance Units. The Committee may add new Participants to a Program after its commencement by making pro rata Awards. A Participant shall have no rights as a stockholder with respect to any Performance Shares or Performance Units.

4.2       DETERMINATION OF ACTUAL AWARD

                At the completion of a Program, or at such other times as required under the Plan, the Committee shall calculate each Participant's Actual Award for the Program by multiplying the average fair market value of one share of Common Stock during the 31-calendar-day period that ends on the last day of the Award Period by the number of Performance Shares and Performance Units granted to the Participant and multiplying the amount so determined by a performance factor representing the degree of attainment of the Program Target.

4.3       PARTIAL AWARDS

                An employee who is a Participant for less than a full Program, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award of Performance Shares and Performance Units, if any, for that Program as the Committee shall determine.

4.4       PAYMENT OF ACTUAL AWARDS

                The Actual Awards of Performance Shares shall be payable one-half in Common Stock and one-half in cash; provided, however, that, at its discretion, the Committee may vary such form of payment as to any Participant. The Actual Awards of Performance Units shall be payable entirely in cash. Payments of Actual Awards shall be made as soon as practicable after the completion of a Program.

4.5       ADJUSTMENT OF PROGRAM TARGETS

                The Committee may, during the Award Period, make such adjustments to Program Targets as it may deem appropriate to compensate for, or reflect, any significant changes that may have occurred during such Award Period in accounting practices, tax laws or other laws or regulations that alter or affect the computation of the measures of performance used for the calculation of Actual Awards.

                          SECTION 5. GENERAL PROVISIONS

5.1       CERTAIN ADJUSTMENTS TO PLAN SHARES

                (a) For all purposes under the Plan, in the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares available for Awards under the Plan, the number and kind of shares represented by Performance Shares or Performance Units and the number and kind of shares subject to Restrictions or subject to Options in outstanding Option Agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Participants hereunder. Any adjustment of an Incentive Stock Option pursuant to this Section 5.1(a) shall be made only to the extent that it does not constitute a "modification" within the meaning of Section 424(h)(3) of the Code, unless the holder of such Option shall agree otherwise. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section 5.1(a), and, upon notice, such adjustment shall be effective and binding for all purposes of the Plan.

                (b) In the event (i) any Option granted under the Plan shall be surrendered, or terminate or expire or (ii) Awards of Performance Shares, Performance Units or Restricted Common Stock shall be forfeited, the number of shares of Common Stock no longer subject to such Option or no longer payable under such Awards, or shares of Restricted Common Stock that are forfeited shall thereupon be released and shall thereafter be available for new Awards under the Plan. Notwithstanding the foregoing, in the event of a cancellation of an Option as described in Section 5.2, the number of shares as to which such Option was cancelled shall not again become available for use under the Plan. Furthermore, in determining the number of shares of Common Stock available for Awards under the Plan, only the number of shares of stock (i) paid in satisfaction of Actual Awards pursuant to Section 4.4 and (ii) delivered upon the cancellation of an Option pursuant to Section 2.1(m) shall be considered to have been used under the Plan with respect to such Awards; provided, however, that the number of shares of Common Stock represented by Performance Shares and Performance Units paid for in cash lump sums pursuant to Section 5.2 shall not again become available for use under the Plan.

5.2       EFFECT OF CHANGE IN CONTROL

                (a) Notwithstanding any other provision of the Plan, in the event of a Change in Control, the following rules shall apply (except as otherwise provided in any applicable individual employment agreement or any applicable severance arrangement entered into prior to the Change in Control):

                (i) All Options granted under the Plan which the Participant shall not then have been entitled to exercise shall become exercisable immediately prior to or concurrently with the occurrence of the Change in Control and the Participant shall have the right, subject to clause (ii) of this
                     Section 5.2(a), to exercise all Options held by such Participant.

                (ii) The Company shall cancel all Options that were granted under the Plan at least six months prior to the date of such Change in Control. In the event of any such cancellation, the Company's obligation in respect of each such Option shall be discharged by payment to the Participant of a single cash lump sum (reduced by any taxes withheld pursuant to Section 5.6) in an amount equal to the excess, if any, of the Determined Value of the Common Stock subject to the Option or portion thereof so cancelled over the aggregate purchase price of such shares as set forth in the applicable Option Agreement. All such amounts shall be payable as soon as practicable following the Change in Control.

               (iii) All Restricted Periods shall end, the Restrictions
                     applicable to all previously granted Awards of Restricted Common Stock shall lapse and such shares shall be delivered to the Participant free from such Restrictions as soon as practicable following such Change in Control.

                (iv) All incomplete Programs in effect on the date the Change in
                     Control occurs shall end on the date of such change, and the Program Targets with respect to each such Program shall be deemed to have been attained to the full and maximum extent. The Committee shall cause to be paid to each Participant full Awards with respect to Program Targets for each such Program. All Awards of Performance Shares and Performance Units which are deemed to have been earned to the full and maximum extent upon the Change in Control shall be payable in single cash lump sums (reduced by any taxes withheld pursuant to Section 5.6), determined by multiplying the number of Performance Shares and Performance Units corresponding to such full Awards by the Determined Value of one share of Common Stock. All such amounts shall be payable as soon as practicable following the Change in Control.

                (b) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

5.3       LISTING AND QUALIFICATION OF SHARES

                The Company, in its discretion, may postpone the issuance or delivery of shares upon any exercise of an Option or pursuant to Restricted Common Stock or Performance Shares until completion of such stock exchange listing, or other qualification of such shares under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as the Company may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

5.4       TRANSFERABILITY

                Options, Restricted Common Stock, Performance Shares and Performance Units shall not be transferable other than under a qualified domestic relations order (as defined under Section 414(p) of the Code) (a "QDRO") or by will or by the laws of descent and distribution, and no transfer under a QDRO or by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with a copy of such QDRO or will or such other evidence as the Committee may deem necessary to establish the validity of the transfer. During the lifetime of a Participant, only the Participant may exercise Options and receive cash payments and deliveries of shares of Common Stock pursuant to the Plan.

5.5       NO RIGHT TO CONTINUED EMPLOYMENT

                Neither the Plan nor any action taken thereunder shall be construed as giving any employee the right to be retained in the employ of the Company, nor shall they interfere in any way with the right of the Company to terminate any employee's employment at any time.

5.6       TAXES

                The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Awards delivered or paid under the Plan, including, but not limited to, (i) reducing the number of shares of Common Stock otherwise deliverable, based upon their fair market value on the date of exercise to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under the Plan,
(ii) deducting the amount required to be withheld from any other amount then or thereafter payable to a Participant, beneficiary or legal representative, and
(iii) requiring a Participant, beneficiary or legal representative to pay to the Company the amount required to be withheld as a condition of releasing the Common Stock and any other distributions under the Plan.

5.7       AWARDS NOT TREATED AS COMPENSATION UNDER BENEFIT PLANS

                No Award shall be considered as compensation under any employee benefit plan of the Company, except as specifically provided in any such plan or as otherwise determined by the Board.

5.8       PAYMENTS OR DELIVERIES TO PERSONS OTHER THAN PARTICIPANTS

                If the Committee shall find that any person to whom any amount is payable, or shares are deliverable, under the Plan is unable to care for such person's affairs because of illness or accident, or is a minor, or has died, then any payment or delivery due to such person or such person's estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid or delivered to such person's spouse, child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment or delivery. Any such payment or delivery shall be a complete discharge of the liability of the Company, the Committee and the Board.

5.9       NO LIABILITY OF COMMITTEE MEMBERS

                No member of the Committee or the Board shall be personally liable by reason of any contract or other instrument relating to the Plan executed by such member or on such member's behalf in his or her capacity as a member of the Committee or the Board or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or Director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

5.10       GENERAL CREDITOR STATUS

                Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or pay cash; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

5.11      AMENDMENT OR TERMINATION

                Except as to matters that in the opinion of the Company's counsel require stockholder approval, any provision of the Plan may be modified as to a Participant by an individual agreement approved by the Board. The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time and may delegate to the Committee the authority to amend the Plan; provided, however, that (i) no amendment that would materially increase the cost of the Plan to the Company may be made without the approval of the shareholders of the Company and (ii) no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without such Participant's written consent. Subject to earlier termination pursuant to the provisions of this Section 5.11, no Incentive Stock Options shall be granted under the Plan after October 31, 2004.

5.12      SPECIAL SIX-MONTH HOLDING REQUIREMENT

          In the case of any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, any equity security (including a derivative security) of the Company granted under the Plan to such Participant shall not be disposed of until six months have elapsed from the date of grant of the equity security (or, if later, the date the Plan is approved by the Company's shareholders as provided in Section 5.14) or, in the case of a derivative security, the date of acquisition of the derivative security (or, if later, the date the Plan is approved by the Company's shareholders as provided in Section 5.14) to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. The Committee shall be authorized to impose such restrictions or take such action as it deems appropriate in order to ensure compliance with the six-month holding requirement described in this Section 5.12.

5.13      GOVERNING LAW

                The Plan shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflicts of law thereof.

5.14      EFFECTIVE DATE

                The Plan is effective as of November 1, 1994, subject to approval by the holders of a majority of the shares of Common Stock and Depositary Shares present or represented and entitled to vote at an annual or special meeting of the Company's stockholders. Notwithstanding the foregoing, if the Plan shall have been approved by the Board prior to such shareholder approval, Awards may be made by the Committee as provided herein subject to such subsequent shareholder approval. In the event that such shareholder approval is not obtained, any such Awards shall be cancelled and all rights of Participants with respect to such Awards shall thereupon cease.

                                   APPENDIX B

          The following is a list of the companies included in Standard Industrial Classification ("SIC") Code 1311, crude petroleum and natural gas companies. This SIC Code represents the peer group used by American Exploration Company in its performance graph included in the 1995 proxy statement.

Alexander Energy Corp.                       Hawks Inds. Inc.
Alta Energy Corp.                            International Basic Res. Inc.
American Expl. Co.                           Isramco Inc.
American Int'l Pete Corp.                    Kelley Oil & Gas Partnrs. Ltd.
Anadarko Pete Corp.                          Kent Finl Svcs. Inc.
Apache Corp.                                 Leisureways Marketing Ltd.
Apco Argentina Inc. Cayman Is.               Louisiana Ld. & Expl. Co.
Arch Pete Inc. New                           Magellan Pete Corp.
Barnwell Inds. Inc.                          Maxus Energy Corp.
Barrett Res. Corp.                           Maynard Oil Co.
Basic Pete Int'l Ltd.                        Mcfarland Energy Inc.
Bellweather Expl. Co.                        Mitchell Energy & Dev. Corp.
Berry Pete Co.                               Msr. Expl. Ltd.
Bow Valley Energy Inc.                       National Energy Group Inc.
Brilund Ltd.                                 New Zealand Pete Ltd.
Brl Enterprises Inc.                         Noble Affiliates Inc.
Tom Brown Inc. New                           North Cdn. Oils Ltd.
Burmah Castrol Plc.                          Numac Energy Inc.
Canadian Occidental Pete Ltd.                Occidental Pete Corp.
Caspen Oil                                   Oxford Cons Inc.
Castle Energy Corp.                          Parallel Pete Corp.
Central Pack Minerals N.L.                   Patrick Pete Co.
Chaparral Res. Inc.                          Petroleum Dev. Corp.
Coda Energy Inc.                             Plains Petrol
Com Tek Res. Inc.                            Plains Res. Inc.
Comstock Resources Inc.                      Pogo Producing Co.
Conversion Inds. Inc.                        Prairie Oil Rtys. Ltd.
Credo Pete Corp.                             Presidio Oil Co.
Crystal Oil Co.                              Prima Energy Corp.
Cytoprobe Corp.                              Prime Energy Corp.
Daleco Res. Corp.                            Ranger Oil Ltd.
Diamond Shamrock Offshore                    Red Rock Mng. Corp.
Dorchester Hugoton Ltd.                      Resource Amer. Inc.
Double Eagle Pete & Mng. Co.                 Samson Energy Co. Ltd.
Enex Res. Corp. Colo.                        Santos Ltd.
Ensearch Expl. Partners Ltd.                 Sasol Ltd.
Equity Oil Co.                               Sceptre Res. Ltd.
Evergreen Res. Inc.                          Solv. Ex. Corp.
Exploration Co.                              Southern Mineral Corp.
Exploration of Louisiana                     Southern Pac Pete N.L.
Falcon Oil & Gas Inc.                        Sun Energy Partners L.P.
Foreland Corp.                               Sunlite Inc.
Forest Oil Corp.                             Swift Energy Co.
Garnet Res. Corp.                            Thor Energy Resources Inc.
Georesources Inc.                            Tpex Expl. Inc.
Global Nat. Res. Inc.                        Triton Energy Corp.
Golden Quail Res. Ltd.                       Tyrex Oil Co.
Great Eastn. Energy & Dev. Co.               Unimar Co.
Gulf Cda. Res. Ltd.                          Union Tex. Pte Hldgs. Inc.
Hallador Pete. Co.                           Valero Nat. Gas Prtnrshp. L.P.
Hallwood Energy Corp.                        Wainoco Oil Corp.
Harcor Energy

P                         AMERICAN EXPLORATION COMPANY
R
O              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X               FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
Y                                 June 13, 1995

          The undersigned hereby appoints John M. Hogan and T. Frank Murphy, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock and Depositary Shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of American Exploration Company ("American") to be held on Tuesday, June 13, 1995, at The New York Helmsley Hotel, 212 E. 42nd Street, New York, New York, at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS NAMED BELOW, FOR THE ONE-FOR-TEN REVERSE STOCK SPLIT OF THE COMMON STOCK, THE DECREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND THE RELATED AMENDMENT OF AMERICAN'S RESTATED CERTIFICATE OF INCORPORATION, FOR THE APPROVAL OF THE 1994 AMERICAN EXPLORATION COMPANY STOCK COMPENSATION PLAN AND FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS AMERICAN'S ACCOUNTANTS FOR 1995.

          The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

1.  ELECTION OF DIRECTORS, NOMINEES:
    Mark Andrews, Harry W. Colmery, Jr., Irvin K. Culpepper, Jr.,
    Walter J.P. Curley, Phillip Frost, M.D., Peter G. Gerry,
    H. Phipps Hoffstot, III, John H. Moore and Peter P. Nitze as directors, except as indicated below; or

          [ ] FOR            [ ] WITHHELD

    For, except vote withheld from the following nominee(s):

    _________________________________________________________________________

    _________________________________________________________________________

2. APPROVAL OF THE ONE-FOR-TEN REVERSE STOCK SPLIT OF THE COMMON STOCK, THE REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND THE RELATED AMENDMENT OF AMERICAN'S RESTATED CERTIFICATE OF INCORPORATION

          [ ] FOR            [ ] AGAINST       [ ] ABSTAIN

3.  APPROVAL OF THE 1994 AMERICAN EXPLORATION COMPANY STOCK COMPENSATION PLAN

          [ ] FOR            [ ] AGAINST       [ ] ABSTAIN

4. APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AMERICAN'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1995

          [ ] FOR            [ ] AGAINST       [ ] ABSTAIN

5. With discretionary authority as to such other matters as may properly come before the meeting

                            Signature(s) _______________________  Date ________

                            Signature(s) _______________________  Date ________

                            Note: Please sign exactly as name appears hereon.
                                  Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.